Exhibit 1.1

ALLY FINANCIAL INC.

ALLY FINANCIAL TERM NOTES

DUE FROM NINE MONTHS TO THIRTY YEARS FROM DATE OF ISSUE

SELLING AGENT AGREEMENT

August 31, 2022

InspereX LLC

BofA Securities, Inc.

Citigroup Global Markets Inc.

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

RBC Capital Markets, LLC

c/o InspereX LLC

200 South Wacker Drive

Suite 3400

Chicago, Illinois 60606

Dear Ladies and Gentlemen:

Ally Financial Inc., a Delaware corporation (the “Company”), proposes to issue and sell an indeterminate amount of its Ally Financial Term Notes Due from Nine Months to Thirty Years from Date of Issue (the “Notes”) to be issued pursuant to the provisions of an Indenture dated as of September 24, 1996, as supplemented from time to time, between the Company and The Bank of New York Mellon (successor to JPMorgan Chase Bank, N.A.), as Trustee (the “Indenture”). The terms of the Notes are described in the Prospectus referred to below.

Subject to the terms and conditions contained in this Selling Agent Agreement (the “Agreement”), the Company hereby (1) appoints you as agent of the Company (the “Agent(s)”) for the purpose of soliciting purchases from the Company of the Notes and you hereby agree to use your reasonable efforts to solicit offers to purchase Notes upon terms acceptable to the Company at such times and in such amounts as the Company shall from time to time specify and in accordance with the terms hereof, but the Company reserves the right to sell Notes directly on its own behalf and, after consultation with InspereX LLC (the “Purchasing Agent”), the Company reserves the right to enter into agreements substantially identical hereto with other agents and (2) agrees that whenever the Company determines to sell Notes pursuant to this Agreement, such Notes shall be sold pursuant to a Terms Agreement relating to such sale in accordance with the provisions of Article V hereof between the Company and the Purchasing Agent with the Purchasing Agent purchasing such Notes as principal for resale to others.

ARTICLE I

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-258579) and a post-effective amendment thereto (the “Post-Effective Amendment”) relating to the Notes under the Securities Act of 1933, as amended (together with the rules and regulations of the Commission promulgated thereunder, the “Securities Act”), and the offering thereof, from time to time, in accordance with Rule 415 under the Securities Act. Such registration statement and the Post-Effective Amendment each became effective upon filing with the Commission, and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The term “Registration Statement” as used with respect to a particular tranche of Notes, means the registration statement, as amended by the Post-Effective Amendment (and any further post-effective amendments thereto, if applicable), as deemed revised at the time of such registration statement’s effectiveness for such offering of a tranche of Notes (the “Effective Time”), including (i) all documents then filed as a part thereof or incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (together with the rules and regulations of the Commission promulgated thereunder, the “Exchange Act”) on or before the Effective Time with respect to any offering of a tranche of Notes and (ii) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act, to the extent such information is deemed, pursuant to Rule 430A, 430B or 430C under the Securities Act, to be part of the Registration Statement at the Effective Time. Prior to the determination of the final terms of a particular tranche of Notes, the term “Prospectus” means the prospectus included in the Registration Statement, and after such determination, the term “Prospectus” means such document plus a supplement (the “Pricing Supplement”) prepared for the sale of the particular tranche of Notes and including a description of the final terms of such tranche of Notes and the terms of the offering thereof. If the Company files a registration statement with the Commission pursuant to Rule 462(b) of the Securities Act (the “Rule 462(b) Registration Statement”), then all references to “Registration Statement” shall also be deemed to include the Rule 462(b) Registration Statement. References to “amend,” “amendment,” or “supplement” with respect to the Registration Statement, the Prospectus or any Pricing Supplement shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Time of the Registration Statement or the date of such Prospectus or any Pricing Supplement, as the case may be, that are deemed to be incorporated by reference therein. The term “Permitted Free Writing Prospectus” as used herein means the documents attached as Schedule I to the applicable Terms Agreement for a tranche of Notes. The “Pricing Effective Time” as used herein shall occur upon the earlier of when either (i) a Permitted Free Writing Prospectus with the final terms of the offering and the Prospectus, or (ii) the Pricing Supplement, prepared by the Company, and the Prospectus, shall be made available to the Agents for electronic delivery to purchasers (the documentation in (i) or (ii), as applicable, in the aggregate, the “Pricing Disclosure Material”).

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ARTICLE II

Your obligations hereunder are subject, in the discretion of the Purchasing Agent, to the following conditions, each of which shall be met on such date as you and the Company shall subsequently fix for the commencement of your obligations hereunder and, if called for by the applicable Terms Agreement, on each applicable Settlement Date:

(a) (i) The representations and warranties in this Agreement shall be true and correct in all material respects, disregarding any qualifications contained herein regarding materiality, as if made on and as of such date; (ii) the Company shall have performed in all material respects all covenants and agreements and satisfied all conditions on its part to be performed and satisfied at or prior to such date; (iii) no restraining order shall have been issued and no litigation shall have been commenced or threatened with respect to the offering of the Notes or with respect to any of the transactions in connection with, or contemplated by, the offering of the Notes, the Pricing Disclosure Material, any other written communications furnished by or with the written consent of the Company to potential investors in the Notes (each a “Company Supplemental Communication”) (in each case, as amended or supplemented, if amended or supplemented), or this Agreement before any agency, court or other governmental body of any jurisdiction; (iv) no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before, or, to the knowledge of the Company, threatened by, the Commission; (v) subsequent to the date as of which information is given in the Registration Statement and the Prospectus (as amended or supplemented as of the relevant Pricing Effective Time, if any), there has not been any change in such information that would have a Material Adverse Effect, and (vi) you shall have received on the Commencement Date and, if called for by the applicable Terms Agreement, at each applicable Settlement Date (each as defined in Article VI below) a certificate dated such date and signed by the Chief Financial Officer or Treasurer of the Company to the foregoing effect. The officer making such certificate may rely upon the best of his knowledge as to proceedings pending or threatened. As used herein, “Material Adverse Effect” shall mean a material adverse effect on the properties, business, results of operations, financial condition and stockholders’ equity of the Company and its subsidiaries, taken as a whole.

(b) You shall have received an opinion and disclosure letter of counsel to the Company dated such Commencement Date or if called for by the applicable Terms Agreement, dated as of the applicable Settlement Date to the effect set forth in Exhibit A and Exhibit B, respectively.

(c) You shall have received on the Commencement Date and, if called for by the applicable Terms Agreement, at each applicable Pricing Effective Time and each Settlement Date, a letter dated as of such date from Deloitte & Touche LLP, independent public accountants for the Company, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Prospectus relating to the Notes.

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(d) You shall have received an opinion and disclosure letter of Davis Polk & Wardwell LLP, counsel for the Agents, dated such Commencement Date or if called for by the applicable Terms Agreement, dated as of the applicable Settlement Date, to the effect set forth in Exhibit C and Exhibit D, respectively.

(e) You shall have received on the Commencement Date and, if called for by the applicable Terms Agreement, at each applicable Settlement Date, a certificate of the Secretary or an Assistant Secretary of the Company, in form and substance reasonably satisfactory to you.

(f) Subsequent to the Pricing Effective Time, (i) no downgrading shall have occurred in the rating accorded the Company or any of its subsidiaries, the Notes or any other debt or preferred stock issued or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and (ii) no such organization shall have publicly announced (other than an announcement with positive implications of a possible upgrading or otherwise in connection with any upgrade) that it has under surveillance or review its rating of the Notes or of any other debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries (excluding any asset-backed security or mortgage-backed security issued or guaranteed by the Company or any of its subsidiaries).

(g) Subsequent to the Pricing Effective Time, the Pricing Supplement shall have been filed in the manner and within the time period required by Rule 424(b); and any material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433.

For the avoidance of doubt, each of the Purchasing Agent and each Agent shall be an addressee of, and entitled to rely upon, the documents referred to in this Article II, provided that at each applicable Settlement Date (or Pricing Effective Time, in the case of (c), if applicable) the addressees and such reliance shall in each case be limited to those Agents purchasing notes as principal in connection with the applicable Terms Agreement.

The obligations of the Purchasing Agent to purchase Notes as principal, both under this Agreement and under any Terms Agreement (as defined in Article V below) are subject to the conditions that (i) the representations and warranties in this Agreement shall be true and correct in all material respects, disregarding any qualifications contained herein regarding materiality, as if made on and as of such date; (ii) the Company shall have performed in all material respects all covenants and agreements and satisfied all conditions on its part to be performed and satisfied at or prior to such date; (iii) no restraining order shall have been issued and no litigation shall have been commenced or threatened with respect to the offering of the Notes or with respect to any of the transactions in connection with, or contemplated by, the offering of the Notes, the Pricing Disclosure Material, any other Company Supplemental Communication (in each case, as amended or supplemented, if amended or supplemented), or this Agreement before any

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agency, court or other governmental body of any jurisdiction; (iv) no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before, or, to the knowledge of the Company, threatened by, the Commission; (v) subsequent to the date as of which information is given in the Registration Statement and the Prospectus (as amended or supplemented as of the relevant Pricing Effective Time, if any), there has not been any change in such information that would have a Material Adverse Effect, each of which conditions shall be met on the corresponding Settlement Date (as defined in Article VI). Further, only if specifically called for by any written agreement by the Purchasing Agent to purchase Notes as principal, the Purchasing Agent’s obligations hereunder and under such agreement, shall be subject to such of the additional conditions set forth in clause (a)(vi), as it relates to the executive officer’s certificate, and clauses (b), (c), (d) and (e) above, as agreed to by the parties, each of which such agreed conditions shall be met on the corresponding Settlement Date (or Pricing Effective Time, in the case of (c), if applicable). The Purchasing Agent’s obligations hereunder and under such agreement shall be subject to the additional conditions set forth in clause (f) and (g) above whether or not specifically called for by an applicable Terms Agreement.

ARTICLE III

In further consideration of your agreements herein contained, the Company covenants as follows:

(a) During the period beginning with the Pricing Effective Time and ending on the later of the Settlement Date or such date as the Prospectus is no longer required by law to be delivered in connection with the offering or sale of the Notes (including in circumstances where such requirement may be satisfied pursuant to Rule 172) (the “Prospectus Delivery Period”), to furnish to you, upon written request, without charge, as many copies of any Permitted Free Writing Prospectus, any Company Supplemental Communication and the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto as you may reasonably request.

(b) During the Prospectus Delivery Period, before distributing any amendment or supplement to the Registration Statement or the Prospectus with respect to the Notes (other than amendments or supplements to change interest rates), to furnish you and counsel for the Agents a copy of the proposed Prospectus, amendment or supplement for review, and will not distribute any such proposed Prospectus, amendment or supplement to which the Purchasing Agent reasonably objects.

(c) If during the Prospectus Delivery Period, either (i) any event shall have occurred as a result of which the Prospectus or the Pricing Disclosure Material as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) for any other reason, as determined by the Company, it shall be necessary to amend or supplement the Registration Statement or the Prospectus, as then amended or supplemented, in order to comply with applicable law, the Company will (A) notify the Purchasing Agent on behalf

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of the Agents to suspend the solicitation of offers to purchase Notes and if notified by the Company, you shall forthwith suspend such solicitation and cease using the Prospectus as then amended or supplemented and (B) prepare and file with the Commission an amendment or supplement to the Registration Statement or the Prospectus which will correct such statement or omission or effect such compliance, and will provide to you a copy thereof via electronic mail in “.pdf” format.

(d) The Company will arrange, if necessary, for the qualification or registration of the Notes for offer and sale under the state securities or “Blue Sky” laws of such U.S. jurisdictions as you may reasonably request and will maintain such qualification in effect for as long as may be necessary to complete the sale of the Notes pursuant to this Agreement; provided, however, that in connection therewith the Company shall not be required to qualify as a foreign corporation to do business, or to file a general consent to service of process, in any jurisdiction, or to take any other action that would subject it to general service of process or to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(e) The Company will make generally available to its security holders and to you as soon as practicable earning statements that satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder covering twelve month periods beginning, in each case, not later than the first day of the Company’s fiscal quarter next following the “effective date” (as defined in Rule 158(c) under the Securities Act) of the Registration Statement with respect to each sale of Notes. If such fiscal quarter is the last fiscal quarter of the Company’s fiscal year, such earning statement shall be made available not later than 90 days after the close of the period covered thereby and in all other cases shall be made available not later than 45 days after the close of the period covered thereby.

(f) If the applicable Terms Agreement provides for the listing of the applicable tranche of Notes on any stock exchange (each, a “Stock Exchange”), to use its reasonable efforts, in cooperation with the Purchasing Agent, to cause such Notes to be accepted for listing on such Stock Exchange, in each case as the Company and the Purchasing Agent shall deem to be appropriate. In connection with any such agreement to qualify Notes for listing on a Stock Exchange set forth in the applicable Terms Agreement, the Company shall use its reasonable efforts to obtain such listing promptly and shall furnish any and all documents, instruments, information and undertakings that may be necessary or advisable in order to obtain and maintain the listing.

(g) During the Prospectus Delivery Period, to notify you promptly (i) of the occurrence of any event which could cause the Company to modify, withdraw or terminate the offering of the Notes, (ii) of any proposal or requirement to amend or supplement the Pricing Disclosure Material or the Prospectus or any Company Supplemental Communications, (iii) of the filing and effectiveness of any amendment or supplement (other than any amendment relating solely to securities other than the Notes) to the Registration Statement or Prospectus, (iv) the issuance of any order or the taking of any other action by any administrative or judicial tribunal or other governmental agency or instrumentality concerning the offering of the Notes, (v) of the issuance by the

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Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or pursuant to Section 8A of the Securities Act, (vi) any litigation or administrative action or claim with respect to the offering of the Notes and (vii) any other information relating to the offering of the Notes which you may from time to time reasonably request.

(h) The Company will (i) in respect of the Notes, effect the filings required of it pursuant to Rule 424 and/or Rule 433 under the Securities Act within the time periods specified therein, and (ii) take such steps as it deems necessary to ascertain promptly whether any Permitted Free Writing Prospectus transmitted for filing under Rule 433 of the Securities Act was received for filing by the Commission and, in the event that any was not, to promptly re-transmit for filing the relevant Permitted Free Writing Prospectus.

(i) The Company has paid or will pay the required Commission filing fees related to the Notes within the time required by Rule 456(b)(1) under the Securities Act and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act.

(j) Before making, preparing, using, authorizing, approving or referring to any Company Supplemental Communications, the Company will furnish to you and counsel for the Agents a copy of such written communication for review and will not make, prepare, use, authorize, approve or refer to any such written communication to which the Purchasing Agent reasonably objects.

(k) The Company will cooperate with the Agents and use commercially reasonable efforts to permit the Notes to be eligible for clearance, settlement and trading through the facilities of DTC in the United States.

(l) The Company will use the net proceeds received by it from the sale of the Notes in the manner specified in the Prospectus under the caption “Use of Proceeds.”

ARTICLE IV

(a) You propose to solicit purchases of the Notes upon the terms and conditions set forth herein and in the Prospectus and upon the terms communicated to you from time to time by the Company. For the purpose of such solicitation you will use the Prospectus as then amended or supplemented which has been most recently distributed to you by the Company, and you will solicit purchases only as permitted or contemplated thereby and herein and will solicit purchases of the Notes only as permitted by the Securities Act and the applicable securities laws or regulations of any jurisdiction. The Company reserves the right, in its sole discretion, to suspend solicitation of purchases of the Notes commencing at any time for any period of time or permanently. Upon receipt of instructions (which may be given orally) from the Company so instructing, you will forthwith suspend solicitation of purchases until such time as the Company has advised you that such solicitation may be resumed.

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You are not authorized to appoint sub-agents or to engage the service of any other broker or dealer in connection with the offer or sale of the Notes without the prior consent of the Company. Unless authorized by the Purchasing Agent in each instance, each Agent agrees not to purchase and sell Notes for which an order from a client has not been received. In addition, unless otherwise instructed by the Company, the Purchasing Agent shall communicate to the Company, orally or in writing, each offer to purchase Notes. The Company shall have the sole right to accept offers to purchase Notes offered through you and may reject any proposed purchase of Notes as a whole or in part. You shall have the right, in your discretion reasonably exercised, to reject any proposed purchase of Notes, as a whole or in part, and any such rejection shall not be deemed a breach of your agreements contained herein. Unless otherwise agreed between the Company and the Purchasing Agent, the Company agrees to pay the Purchasing Agent, as consideration for soliciting the sale of the Notes pursuant to a Terms Agreement, a concession in the form of a discount equal to the percentages of the initial offering price of each Note sold as set forth in Exhibit E hereto (the “Concession”); provided, however, that the Concession shall not exceed the amounts set forth in the Prospectus. The Purchasing Agent and the other Agents will share the above-mentioned Concession in such proportions as they and the Company may agree.

Unless otherwise authorized by the Company, all Notes shall be sold to the public at a purchase price not to exceed 100% of the principal amount thereof, plus accrued interest, if any. We may also issue Notes that bear a zero interest rate or are issued at a substantial discount from the principal amount payable at the Maturity Date (a “Zero-Coupon Note”). Such Zero-Coupon Notes shall be sold to the public at a purchase price no greater than an amount, expressed as a percentage of the principal face amount of such Notes, equal to the net proceeds to the Company on the sale of such Notes, plus the Concession, plus accrued interest, if any. The actual purchase price paid by investors for any Note shall be determined by prevailing market prices at the time of purchase. Such purchase price shall be set forth in the confirmation statement of the member of the Selling Group (as defined in Exhibit F) responsible for such sale, and delivered to the purchaser along with a notice of availability (pursuant to Rule 172 of the Securities Act) or a copy of the Pricing Disclosure Material.

(b) Procedural details relating to the issue and delivery of, and the solicitation of purchases and payment for, the Notes are set forth in the Administrative Procedures attached hereto as Exhibit F (the “Procedures”), as amended from time to time. Unless otherwise agreed to between an Agent and the Company, the provisions of the Procedures shall apply to all transactions contemplated hereunder other than those made pursuant to a Terms Agreement containing different Procedures. You and the Company each agree to perform the respective duties and obligations specifically provided to be performed by each in the Procedures as amended from time to time. The Procedures may only be amended by written agreement of the Company and you.

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(c) You are aware that other than registering the Notes under the Securities Act, and complying with any applicable state securities, or “Blue Sky,” laws, no action has been or will be taken by the Company that would permit the offer or sale of the Notes or possession or distribution of the Prospectus or any other offering material relating to the Notes in any jurisdiction where action for that purpose is required. Accordingly, you agree, unless otherwise agreed to by the Company, that you will only sell Notes in the United States and will observe all applicable laws and regulations in each jurisdiction in or from which you may directly or indirectly acquire, offer, sell or deliver Notes or have in your possession or distribute the Prospectus or any other offering material relating to the Notes and you will obtain any consent, approval or permission required by you for the purchase, offer or sale by you of Notes under the laws and regulations in force in any such jurisdiction to which you are subject or in which you make such purchase, offer or sale. Neither the Company nor any other Agent shall have any responsibility for determining what compliance is necessary by you or for your obtaining such consents, approvals or permissions. You further agree that you will take no action that will impose any obligations on the Company or the other Agents. Subject to as provided above, you shall, unless prohibited by applicable law, make available to each person to whom you offer, sell or deliver Notes a copy of the Prospectus (as then amended or supplemented) or (unless delivery of the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by applicable law) inform each such person that a copy thereof (as then amended or supplemented) will be made available upon request. You are not authorized to give any information or to make any representation not contained in the Prospectus or the documents incorporated by reference or specifically referred to therein in connection with the sale of the Notes pursuant to this Agreement.

(d) The Company shall be responsible for the contents of its website insofar as it relates to the Notes, and represents, warrants and covenants that no material on such website will be considered a free writing prospectus as defined under Rule 405 of the Securities Act other than a Permitted Free Writing Prospectus and each Agent shall be responsible for the contents of its own website discussing the Notes and each Agent severally represents, warrants and covenants that no material on such website, other than written information provided by the Company, will be considered a free writing prospectus as defined under Rule 405 of the Securities Act other than a Permitted Free Writing Prospectus.

ARTICLE V

Each sale of Notes shall be made in accordance with the terms of this Agreement and a separate agreement to be entered into which will provide for the sale of such Notes to, and the purchase and reoffering thereof, by the Purchasing Agent as principal. Each such separate agreement (which may be an oral agreement and confirmed in writing as described below between the Purchasing Agent and the Company) is herein referred to as a “Terms Agreement.” A Terms Agreement may also specify certain provisions relating to the reoffering of such Notes by the Purchasing Agent. The Terms Agreement shall not be effective, and the Agents agree that no contracts of sale may be entered into by the Agents in respect of a sale of Notes as described in this section, until the Company has made the Pricing Disclosure Material available to the Agents and the Pricing Effective Time occurs. The Purchasing Agent’s agreement to purchase Notes pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement, whether oral (and

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confirmed in writing which may be by facsimile transmission) or in writing, shall describe the Notes to be purchased pursuant thereto by the Purchasing Agent as principal, and may specify, among other things, the principal amount of Notes to be purchased, the interest rate or formula and maturity date or dates of such Notes, the interest payment dates, if any, the price to be paid to the Company for such Notes, the initial public offering price at which the Notes are proposed to be reoffered, and the time and place of delivery of and payment for such Notes, whether the Notes will be listed on any Stock Exchange, whether the Notes provide for a Survivor’s Option or for optional redemption by the Company and on what terms and conditions, and any other relevant terms. In connection with the resale of the Notes purchased, without the prior consent of the Company, you are not authorized to appoint sub-agents or to engage the service of any other broker or dealer, nor may you reallow any portion of the discount paid to you by the Company; provided, however, you may offer Notes you have purchased as principal to any dealer registered and in good standing with the Financial Industry Regulatory Authority, Inc. (“FINRA”) at a discount and unless otherwise specified in the applicable pricing supplement, such discount allowed to any dealer shall not, during the distribution of the Notes, be in excess of the discount to be received by you from the Purchasing Agent. Terms Agreements, each of which shall be substantially in the form of Exhibit G hereto, or as otherwise agreed to between the Company and the Purchasing Agent, may take the form of an exchange of any standard form of written telecommunication between the Purchasing Agent and the Company.

ARTICLE VI

The Company represents and warrants to the Agents that as of the date of this Agreement (the “Commencement Date”), as of each date on which the Company accepts an offer to purchase Notes at the Pricing Effective Time, as of the date of the closing of each sale of Notes (the date of each such sale being referred to herein as a “Settlement Date”) and as of each date the Registration Statement or the Prospectus is amended or supplemented:

(1) each document, if any, filed, or to be filed, pursuant to the Exchange Act and incorporated by reference in the Prospectus or any Permitted Free Writing Prospectus complied, or will comply, when so filed in all material respects with the Exchange Act and the rules and regulations thereunder;

(2) the Company has been duly formed and is validly existing as a corporation in good standing in the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Pricing Disclosure Material. The Company is duly qualified as a foreign corporation to transact business and is in good standing (or equivalent status) in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect.

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(3) the Company has all necessary corporate power and authority and it has taken all necessary corporate action to authorize the issuance and sale of the Notes.

(4) the Notes will be in the form contemplated by the Indenture and will conform in all material respects to the descriptions thereof contained in the Pricing Disclosure Material; the Notes have been duly authorized by the Company and, when executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and when delivered to the Agents in accordance with the terms hereof, will be duly executed, issued and delivered and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and will be entitled to the benefits of the Indenture, except as may be limited by the effects of bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights or remedies generally, the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing (the “Enforceability Exceptions”).

(5) the Company is not and will not, after giving effect to any offering of Notes and the receipt, use or investment of the proceeds therefrom, be required to register as an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the U.S. Investment Company Act of 1940, as amended.

(6) this Agreement has been duly authorized, executed and delivered by the Company.

(7) the Indenture has been duly authorized, executed and delivered by the Company, and constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by the Enforceability Exceptions.

(8) as of the Commencement Date, the Registration Statement (including the documents incorporated by reference therein) did not, and at the Effective Time, the Registration Statement did not or will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading;

(9) as of the Commencement Date, the Prospectus did not, and on each Settlement Date, the Prospectus will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(10) at the Pricing Effective Time with respect to a tranche of Notes, the Pricing Disclosure Material will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

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(11) no Issuer Free Writing Prospectus (as defined in Rule 433 under the Securities Act) includes any information that conflicts in any material respect with the information contained in the Registration Statement, and the Prospectus; notwithstanding the foregoing, the representations and warranties herein shall not apply to statements in or omissions from the Prospectus or any Issuer Free Writing Prospectus (a) made in reliance upon and in conformity with information relating to any Agent furnished to the Company in writing by any Agent expressly for use in such Prospectus or Issuer Free Writing Prospectus, or (b) any information contained in any “free writing prospectus” (as defined under Rule 405 of the Securities Act) (including any Issuer Free Writing Prospectus) prepared by or on behalf of any Agent(s), except to the extent such information has been accurately extracted from the Prospectus or any Issuer Free Writing Prospectus prepared by or on behalf of the Company, or otherwise provided in writing by the Company and included in such free writing prospectus prepared by or on behalf of any Agent(s);

(12) the Registration Statement has become effective upon filing; the Registration Statement is an automatic shelf registration statement as defined in Rule 405 under the Securities Act, and the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement for the offering and sale of the Securities, and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

(13) (A) (1) at the respective times the Registration Statement and each amendment thereto became effective, (2) at each Effective Time, (3) as of each Pricing Effective Time, and (4) at each Settlement Date, the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act and the Trust Indenture Act and the rules and regulations under the Securities Act and under the Trust Indenture Act; (B) the Prospectus complied and will comply, at the time it was filed with the Commission, as of each Pricing Effective Time and as of the Settlement Date, in all material respects with the Securities Act and the rules and regulations under the Securities Act; and (C) the Indenture at each Effective Time and at each Settlement Date will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules and regulations under the Trust Indenture Act.

(14) (A)(1) at the time of filing of the Registration Statement and (2) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), the Company was not an “ineligible issuer” as defined in Rule 405 of the Securities Act; and (B)(1) at the time of filing of the Registration Statement, (2) at the earliest time thereafter that the Company or, in connection with any underwritten offering of Notes, another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities and (3) at the date hereof, the Company was not and is not an “ineligible issuer” as defined in Rule 405 under the Securities Act.

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(15) (A) to the knowledge of the Company, there has not been threatened or instituted and there is not pending before any court, agency, authority or other tribunal any action, suit or proceeding by any government or governmental, regulatory or administrative agency or authority or by any other person, domestic or foreign, or any judgment, order or injunction entered, enforced or deemed applicable by any such court, authority, agency or tribunal which challenges or seeks to make illegal, directly or indirectly restrains or prohibits, the sale of the Notes pursuant to this Agreement or the other transactions contemplated by this Agreement and (B) the Company has filed the Registration Statement with the Commission and such Registration Statement is effective under the Securities Act; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before, or, to the knowledge of the Company, threatened by, the Commission.

(16) except as otherwise disclosed in the Pricing Disclosure Material or the Prospectus, subsequent to the respective dates as of which information is given in the Pricing Disclosure Material or the Prospectus, there has been no Material Adverse Effect or any development involving a prospective Material Adverse Effect.

(17) no consent, approval, authorization or filing with or other order of any court, regulatory body administrative agency or other government body is required on the part of the Company, except such as may already have been obtained, taken or made and except for the registration of the Notes under the Securities Act, any required filing with FINRA, compliance with the securities or “Blue Sky” laws of various jurisdictions, and such other consents, approvals, authorizations or filings with or other order of any court, regulatory body, administrative agency or other governmental body as are set forth in the Prospectus.

(18) neither the Company nor any of its subsidiaries is (A) in violation of its charter or by-laws or similar organizational documents; (B) in default, and no event had occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, or (C) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(19) the sale of the Notes pursuant to this Agreement and all other actions and transactions contemplated in the Pricing Disclosure Material and the Company Supplemental Communications (in each case, as amended or supplemented, if amended or supplemented) and the execution, delivery of, and the performance of the Company’s obligations under this Agreement, the Notes, and the Indenture, (x) will not require any consent, approval, authorization or filing with or other order of any court, regulatory body, administrative agency or other governmental body, except such as may have already been obtained, taken or made; and (y) will not conflict with, result in a breach or violation or imposition of any material lien, charge or encumbrance upon, any property or assets of the Company pursuant to (i) the certificate of incorporation or bylaws of the Company, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note

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agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company is a party or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its respective properties, which in the case of either (ii) or (iii) would reasonably be expected to have a Material Adverse Effect.

(20) the Company and its subsidiaries and their respective officers and directors are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002, including the rules and regulations of the Commission promulgated thereunder.

(21) no event exists which would constitute an event of default under the Indenture;

(22) the Company has not used any free writing prospectus other than a Permitted Free Writing Prospectus or used a Permitted Free Writing Prospectus except in compliance with Rule 433 under the Securities Act and otherwise in compliance with the Securities Act.

(23) Deloitte & Touche LLP, which expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the notes thereto) as of and for the periods ending December 31 of the fiscal years required to be incorporated by reference in the Prospectus, are independent public or certified accountants within the meaning of Regulation S-X under the Securities Act and the Exchange Act and the rules of The Public Company Accounting Oversight Board, and any non-audit services provided by Deloitte & Touche LLP have been approved by the appropriate audit committee of the Company.

(24) the financial statements, together with the related schedules and notes, included or incorporated by reference in the Prospectus present fairly the consolidated financial position of the entities to which they relate as of and at the dates indicated and the results of their operations for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The financial data included or incorporated by reference from the Company’s Annual Report on Form 10-K for the most recently ended fiscal year that has been filed with the Commission, the Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended following the date of the most recently ended fiscal year that have been filed with the Commission and, if applicable, the items from the Company’s current reports on Form 8-K that have been filed (but not furnished) with the Commission following the date of the most recently ended fiscal year, fairly present the information set forth therein on a basis consistent with that of the audited financial statements included or incorporated by reference in the Prospectus. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Prospectus fairly present the information called for in all material respects and are prepared in accordance with the Commission’s rules and guidelines applicable thereto.

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(25) (A) the Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply in all material respects with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and (B) the Company’s internal control over financial reporting includes policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the consolidated financial statements and (iv) provide reasonable assurance that the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Prospectus fairly present the information called for in all material respects and are prepared in accordance with the Commission’s rules and guidelines applicable thereto; the Company’s auditors and the appropriate audit committee of the Company have been advised of: (i) any significant deficiencies or material weaknesses in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls.

(26) the Company has established and maintains “disclosure controls and procedures” (as such term is defined in Rules 13a-15 and 15d-14 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company and its subsidiaries is made known to the chief executive officer and chief financial officer of the Company by others within the Company or any of its subsidiaries, and such disclosure controls and procedures are reasonably effective to perform the functions for which they were established subject to the limitations of any such control system; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

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(27) the operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(28) none of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury.

(29) neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance in all material respects with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith in all material respects.

(30) the Company is a duly registered bank holding company under the Bank Holding Company Act of 1956, as amended, and the regulations of the Board of Governors of the Federal Reserve System, and the deposit accounts of the Company’s subsidiary depository institutions are insured by the Federal Deposit Insurance Corporation (the “FDIC”) to the fullest extent permitted by law and the rules and regulations of the FDIC.

(31) (A) to the knowledge of the Company, there has been no material security breach or other compromise of or relating to any of the Company’s and its subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by or on behalf of the Company and its subsidiaries), equipment or technology (collectively, “IT Systems and Data”), and the Company and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data; (B) the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT

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Systems and Data and to the commercially reasonable protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of each of clause (A) or (B) above, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (C) the Company and its subsidiaries have implemented backup and disaster recovery technology consistent in all material respects with standards and practices as issued by the Federal Reserve Board.

(32) each of the representations and warranties set forth in this Agreement will be true and correct on and as of the Commencement Date, as of each Pricing Effective Time and as of each Settlement Date, with the same effect as if made on each such date (except to the extent that a representation or warranty is by its terms made as of a specified date, in which case such representation shall be true and correct only on and as of such date).

The representations, warranties and covenants of the Company shall survive the execution and delivery of this Agreement and the issuance and sale of the Notes. The Company acknowledges that the Agents and, for purposes of any opinions and disclosure letters to be delivered to the Agents pursuant to Article II hereof, counsel for the Company and counsel for the Agents, will rely upon the accuracy and truth of the representations contained in this Agreement and hereby consent to such reliance.

Each time the Registration Statement or Prospectus shall be further amended by the filing of a post-effective amendment with the Commission, or the filing by the Company of a Form 10-K or Form 10-Q pursuant to Section 13 of the Exchange Act, or, if so agreed in connection with a particular transaction, the Company shall furnish the Agents with (1) a written opinion and disclosure letter, each dated the date of such amendment, filing, or as otherwise agreed, of counsel to the Company, in substantially the forms previously delivered under Article II(b), but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended or supplemented at such date; (2) a letter, dated the date of such amendment, filing, or as otherwise agreed, of Deloitte & Touche LLP, independent public or certified accountants within the meaning of Regulation S-X under the Securities Act and the Exchange Act and the rules of The Public Company Accounting Oversight Board, in substantially the form previously delivered under Article II(c), but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended or supplemented at such date; (3) a certificate, dated the date of such amendment, filing, or as otherwise agreed and signed by the Secretary or an Assistant Secretary of the Company, in substantially the form previously delivered under Article II(e); and (4) a certificate, dated the date of such amendment, filing, or as otherwise agreed and signed by an executive officer of the Company, in substantially the form previously delivered under Article II(a), but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended or supplemented at such date; and (5) a written opinion and disclosure letter, dated the date of such amendment, filing, or as otherwise agreed, of Davis Polk & Wardwell LLP, counsel to the Agents, in substantially the form previously delivered under Article II(d), but modified, as necessary to relate to the Registration Statement and the Prospectus as amended or supplemented at such date.

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Except as otherwise agreed by the Company and specified in a Terms Agreement with respect to a particular offering of a tranche of Notes, each of the Agents, severally and not jointly, represents, warrants and covenants to the Company that:

(i) it has not made and will not make any offer relating to the Notes that would constitute a free writing prospectus, as defined in Rule 405 under the Securities Act, other than a Permitted Free Writing Prospectus or a free writing prospectus which is not required to be filed by the Company pursuant to Rule 433 under the Securities Act (including, for the avoidance of doubt, customary Bloomberg communication by the Agents to potential purchasers in connection with the preliminary pricing of a particular tranche of Notes (or such other Bloomberg communications by the Agents as may be approved in advance by the Company)); provided, that, if so specified in the Terms Agreement or the Company shall otherwise so notify the Agents in writing, the Agent will make no offer relating to the Notes that will constitute a free writing prospectus as defined in Rule 405 under the Securities Act, other than (1) a Permitted Free Writing Prospectus and (2) customary Bloomberg communication by the Agents to potential purchasers in connection with the preliminary pricing of a particular tranche of Notes (or such other Bloomberg communications by the Agents as may be approved in advance by the Company (and not required to be filed by the Company pursuant to Rule 433 under the Securities Act)), without the prior written consent of the Company. Any free writing prospectus or Permitted Free Writing Prospectus prepared by or on behalf of such Agent will only be used by such Agent if it complies in all material respects with the requirement of the Securities Act.

(ii) this Agreement has been duly authorized and validly executed and delivered by such Agent.

(iii) the Agents shall solicit purchases or, if applicable make offers and sales, of the Notes only from such persons and in such manner as is contemplated by the Prospectus. Such solicitation of purchases, offers, and sales, of the Notes will be made only by the Agents or affiliates thereof qualified to do so in the jurisdictions in which such solicitations of purchases, offers or sales are made. Each of the Agents have and will comply with the applicable laws and regulations in each jurisdiction in which it solicits, offers, sells or delivers Notes or distributes any Prospectus or Pricing Disclosure Materials.

(iv) each of the Agents will deliver to each subsequent purchaser who buys Notes directly from an Agent or an affiliate of an Agent, in connection with their original placement of the Notes, a copy of the Pricing Disclosure Material and the Prospectus, as amended and supplemented at the date of such delivery; and will not form contracts for sale with any prospective investor prior to the delivery to such prospective investor of the final Pricing Disclosure Material; provided that the delivery obligations under this paragraph (iv) shall be deemed to be satisfied if the Pricing Disclosure Material and Prospectus are at such time filed with the Commission and available on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system (“EDGAR”).

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ARTICLE VII

The Company agrees to indemnify and hold harmless each Agent, each person, if any, who controls, is controlled by, or under common control with (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) such Agent and each of such Agent’s and such person’s officers and directors against any and all losses, liabilities, costs or claims (or actions in respect thereof) to which any of them may become subject (including all reasonable costs of investigating, disputing or defending any such claim or action), insofar as such losses, liabilities, costs or claims (or actions in respect thereof) arise out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus (as defined in Rule 433 under the Securities Act) or the Pricing Disclosure Material, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading provided that the Company shall not be liable for any such loss, liability, cost, action or claim arising from any statements or omissions made in reliance on and in conformity with written information provided by an Agent to the Company expressly for use in the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus or the Pricing Disclosure Material or any amendment or supplement thereto; provided, however, that the foregoing indemnity agreement with respect to any Pricing Disclosure Material shall not inure to the benefit of any Agent from whom the person asserting any such losses, claims, damages or liabilities purchased Notes, or any person controlling such Agent where (i) a reasonable period of time prior to the written confirmation of the sale of Notes to a purchaser thereof, the Company shall have notified such Agent that the Pricing Disclosure Material (as it existed prior to such time) contains an untrue statement of material fact or omits to state therein a material fact required to be stated therein in order to make the statements therein not misleading, (ii) such untrue statement or omission of a material fact was corrected in the Pricing Disclosure Material or, where permitted by law, an Issuer Free Writing Prospectus (as defined in Rule 433 under the Act) and such corrected Pricing Disclosure Material or Issuer Free Writing Prospectus was provided to such Agent a reasonable amount of time in advance of the Pricing Effective Time such that the corrected Pricing Disclosure Material or Issuer Free Writing Prospectus could have been provided to such person at the Pricing Effective Time, (iii) such corrected Pricing Disclosure Material or Issuer Free Writing Prospectus (excluding any document then incorporated or deemed incorporated therein by reference) was not conveyed to such person at the Pricing Effective Time, and (iv) such loss, claim, damage or liability would not have occurred had the corrected Pricing Disclosure Material or Issuer Free Writing Prospectus (excluding any document then incorporated or deemed incorporated therein by reference) been conveyed to such person as provided for in clause (iii) above.

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Each Agent (including the Purchasing Agent) severally, and not jointly, agrees to indemnify and hold harmless the Company, each person, if any, who controls (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act), the Company, and the Company’s and such person’s officers and directors from and against any and all losses, liabilities, costs or claims (or actions in respect thereof) to which any of them may become subject (including all reasonable costs of investigating, disputing or defending any such claim or action), insofar as such losses, liabilities, costs or claims (or actions in respect thereof) arise out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Issuer Free Writing Prospectus (as defined in Rule 433 under the Securities Act), the Pricing Disclosure Material, the Prospectus, any free writing prospectus prepared by or on behalf of the Agent, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, in each case as to the Registration Statement, any Issuer Free Writing Prospectus, the Pricing Disclosure Material, the Prospectus, or any amendment or supplement thereto, only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the section of the Prospectus entitled “Plan of Distribution” or any amendment or supplement thereto, only with respect to the names of the Agents appearing on the front and back cover page of the Prospectus, if any, the names of the Agents, amounts of any selling concession and reallowance and any discussion of any stabilization activities, over allotment activities, penalty bids or similar types of activities appearing under the heading “Plan of Distribution” in the Prospectus, or was otherwise made in reliance on and in conformity with written information furnished to the Company by you expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, the Pricing Disclosure Material, the Prospectus, or is contained in any free writing prospectus that is not a Permitted Free Writing Prospectus prepared by or on behalf of the Agent (except to the extent such information has been accurately extracted from the Prospectus or any Issuer Free Writing Prospectus prepared by or on behalf of the Company), or any amendment or supplement thereto.

Each Agent (including the Purchasing Agent) severally, and not jointly, agrees to indemnify and hold harmless the Company, the Purchasing Agent, each director and officer of the Company or of the Purchasing Agent, and each person, if any, who controls (within the meaning of Section 15 of the Securities Act) the Company against any and all losses, claims, damages, liabilities, expenses, actions and demands to which they or any of them may become subject (including all reasonable costs of investigating, disputing or defending any such claim, action or demand) under the law of any jurisdiction or which may be made against them arising out of, or in connection with the breach of such Agent (including the Purchasing Agent) of any of the terms, conditions, agreements and representations set forth in subsection (i) of the final paragraph of Article VI hereof.

If any claim, demand, action or proceeding (including any governmental investigation) shall be brought or alleged against an indemnified party in respect of which indemnity is to be sought against an indemnifying party pursuant to the preceding paragraphs, the indemnified party shall promptly notify the indemnifying party in writing, and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnified party may designate in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding;

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provided, however, that in the event the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of any such proceeding, the indemnified party shall then be entitled to retain counsel reasonably satisfactory to itself and the indemnifying party shall pay the reasonable fees and disbursements of such counsel relating to the proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to such indemnified party pursuant to the preceding sentence or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is agreed that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate law firm (in addition to local counsel where necessary) for all such indemnified parties. Such firm shall be designated in writing by the indemnified party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is entitled to indemnification hereunder, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include any statement as to, or any finding of fault, culpability or failure to act by or on behalf of any indemnified party.

If the indemnification provided for in this Article VII is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under this Article VII, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party thereunder as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Agents on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Agents on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Agents on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Notes and the total discounts and commissions received by the Agents in connection therewith, as provided in this Agreement, bear to the aggregate offering price of the Notes. The relative fault of

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the Company on the one hand and the Agents on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Agents and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Agents agree that it would not be just and equitable if such contribution were determined by pro rata allocation (even if the Agents were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred herein. The amount paid or payable by an indemnified person as a result of the losses, claims, damages and liabilities referred to herein shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such indemnified person in connection with any such action or claim. Notwithstanding the provisions of this paragraph, in no event shall an Agent be required to contribute an amount in excess of the amount by which the total concessions and commissions received by such Agent with respect to the Solicitation, offering or sale of the Notes exceeds the amount of any damages that such Agent has otherwise been required to pay by reasons of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Agents’ obligations to contribute pursuant to this paragraph are several in proportion to their respective purchase obligations hereunder and not joint.

The indemnity agreements contained in this Article VII and the representations and warranties of the Company and the Agents in this Agreement, shall remain operative and in full force and effect regardless of: (i) any termination of this Agreement; (ii) any investigation made by an indemnified party or on such party’s behalf or any person controlling an indemnified party or by or on behalf of the indemnifying party, its directors or officers or any person controlling the indemnifying party; and (iii) acceptance of and payment for any of the Notes.

ARTICLE VIII

Except as provided in Article V hereof, in soliciting purchases of Notes from the Company, you are acting solely as agent for the Company, and not as principal. You will make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been accepted by the Company, but you shall not have any liability to the Company in the event such purchase is not consummated for any reason, other than to repay to the Company any commission with respect thereto. Except pursuant to a Terms Agreement, under no circumstances shall you be obligated to purchase any Notes for your own account.

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ARTICLE IX

This Agreement may be terminated at any time by either party hereto upon the giving of five business days written notice of such termination to the other party hereto. Termination of this Agreement by the Company may be with respect to all or less than all the Agents. If the Company terminates this Agreement with respect to less than all the Agents, the Selling Agent Agreement shall remain in force for all remaining Agents. In the event of any such termination, neither party shall have any liability to the other party hereto, except for obligations hereunder which expressly survive the termination of this Agreement and except that, if at the time of termination an offer for the purchase of Notes shall have been accepted by the Company but the time of delivery to the purchaser or his agent of the Note or Notes relating thereto shall not yet have occurred, the Company shall have the obligations provided herein with respect to such Note or Notes.

The Agents party to a Terms Agreement may terminate such Terms Agreement (upon consultation with the Company) by notice to the Company, at any time prior to the time on the applicable Settlement Date at which payment would otherwise be due under this Agreement to the Company if, since the time of execution of such Terms Agreement or since the respective dates as of which information is given in the Prospectus, (i) there has occurred any event or development that, individually or in the aggregate, has or could be reasonably likely to have a Material Adverse Effect, except as described in the Pricing Disclosure Material (exclusive of any amendment or supplement thereto), which, in the sole judgment of the Agents, makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Notes as contemplated in such Terms Agreement, or (ii) any condition specified in Article II hereof shall not have been fulfilled when and as required to be fulfilled with respect to such Terms Agreement, or (iii) there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or any other calamity or crisis, or any change or development in political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Agents, impracticable to proceed with the offering, sale or delivery of the Notes or to enforce contracts for the sale of the Notes, or (iv) trading in any securities of the Company has been suspended or limited by the Commission or the Nasdaq National Market, or if trading generally on the New York Stock Exchange or the Nasdaq National Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other Governmental Entity, or (v) a banking moratorium has been declared by the United States or New York authorities or a material disruption has occurred in commercial banking or securities settlement and clearance services in the United States. The termination of this Agreement shall not require termination of any agreement by the Purchasing Agent to purchase Notes as principal, and the termination of any Terms Agreement shall not require termination of this Agreement.

If this Agreement is terminated, the last sentence of the second paragraph of Article IV(a), Article III(c), (d) and (e), Article VII, Article VIII, Article X, Article XI, Article XII, Article XIV, Article XV and Article XVI shall survive; provided that if at the time of termination of this Agreement an offer to purchase Notes has been accepted by the Company but the time of delivery to the purchaser or its agent of such Notes has not occurred, the provisions of Article III, Article IV(b) and Article V shall also survive until time of delivery.

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ARTICLE X

Except as otherwise specifically provided herein, all statements, requests, notices and advices hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Agents shall be directed to the Purchasing Agent and shall be directed c/o the Purchasing Agent at its address, or facsimile number set forth below by its signature. Notices to the Company shall be directed to the Company at Ally Detroit Center, 500 Woodward Ave., Floor 10, Detroit, Michigan 48226, Attn: General Counsel, with a copy to Davis Polk & Wardwell LLP, 450 Lexington Ave., New York, New York 10017, Attention: John B. Meade. All such notices shall be effective on receipt.

ARTICLE XI

This Agreement shall be binding upon you and the Company, and inure solely to the benefit of you and the Company and any other person expressly entitled to indemnification hereunder and the respective personal representatives, successors and assigns of each, and no other person shall acquire or have any rights under or by virtue of this Agreement. Each party also irrevocably waives to the fullest extent permitted by applicable law any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

ARTICLE XII

This Agreement shall be governed by and construed in accordance with the substantive laws of the State of New York. Each party to this Agreement irrevocably agrees that any legal action or proceeding against it arising out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered against it in connection with this Agreement may be brought in any Federal or New York State court sitting in the Borough of Manhattan, and, by execution and delivery of this Agreement, such party hereby irrevocably accepts and submits to the jurisdiction of each of the aforesaid courts in personam, generally and unconditionally with respect to any such action or proceeding for itself and in respect of its property, assets and revenues. Each party hereby also irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding brought in any such court and any claim that any such action or proceeding has been brought in an inconvenient forum.

ARTICLE XIII

If this Agreement is executed by or on behalf of any party, such person hereby states that at the time of the execution of this Agreement he has no notice of revocation of the power of attorney by which he has executed this Agreement as such attorney.

24

ARTICLE XIV

The payment of expenses in connection with this Agreement shall be set forth in a separate agreement among the Company and the Purchasing Agent.

ARTICLE XV

The Company and each Agent acknowledge and agree that, except to the extent expressly set forth herein, each Agent is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of the Notes contemplated by this Agreement (including in connection with determining the terms of the offering) and not as a fiduciary to, or an agent of, the Company or any other person. Each Agent represents and warrants to the Company that, except as previously disclosed in writing to the Company, neither the Agent nor any affiliate thereof, to the best of their respective knowledge, has any current arrangement with any third party which would permit such Agent or any such affiliate to benefit financially, directly or indirectly, from the Agent’s participation in the determination of the terms of the offering, including the pricing of the Notes. Additionally, each Agent is not advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Agents shall have no responsibility or liability to the Company with respect thereto. Any review by the Agents of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Agents and shall not be on behalf of the Company.

ARTICLE XVI

(a) In the event that any Agent that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Agent of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Agent that is a Covered Entity or a BHC Act Affiliate of such Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Article XVI: “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b);

25

or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

ARTICLE XVII

This Agreement may be signed in any number of counterparts and by the parties hereto in separate counterparts, and signature pages may be delivered by facsimile, electronic mail (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transaction Act, the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) or other transmission method, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement between the Company and you.

26

Very truly yours, ALLY FINANCIAL INC.

By:
Name: Bradley J. Brown
Title: Treasurer

[Signature Page to Selling Agent Agreement]

Confirmed and accepted

as of the date first above

written:

INSPEREX LLC, as Purchasing Agent

By:
Name:
Title:

Address: 200 S. Wacker Dr. Ste 3400 Chicago, IL 60606

Attention: Michael Reichart

Telephone: 312-379-3700

[Signature Page to Selling Agent Agreement]

Confirmed and accepted as of the date first above written:

BOFA SECURITIES, INC., as Agent

By:
Name:
Title:

Address:
Attention:

Telephone:

Facsimile:

[Signature Page to Selling Agent Agreement]

Confirmed and accepted as of the date first above written:

CITIGROUP GLOBAL MARKETS INC., as Agent

By:
Name:
Title:

Address:	388 Greenwich Street, New York, NY 10013
Attention:	Transaction Execution Group

Telephone:	(212) 816-1135

Facsimile:	(646) 291-5209

Email:	TEG.NewYork@citi.com

[Signature Page to Selling Agent Agreement]

Confirmed and accepted as of the date first above written:

J.P. MORGAN SECURITIES LLC, as Agent

By:
Name:
Title:

Address:	383 Madison Avenue, New York, NY 10179
Attention:	High Grade Syndicate Desk

Telephone:	(212) 834-4533

Facsimile:	(212) 834-6081

[Signature Page to Selling Agent Agreement]

Confirmed and accepted as of the date first above written:

MORGAN STANLEY & CO. LLC, as Agent

By:
Name:
Title:

Address:	1585 Broadway, New York, NY 10036
Attention:

Telephone:

Facsimile:

[Signature Page to Selling Agent Agreement]

Confirmed and accepted as of the date first above written:

RBC CAPITAL MARKETS, LLC, as Agent

By:
Name:
Title:

Address:	650 From Rd, Suite 151, Paramus, NJ 07652
Attention:

Telephone:	(201) 634-8020

Facsimile:	(201) 663-4300

[Signature Page to Selling Agent Agreement]

Exhibit A

Form of Opinion of Company Counsel

InspereX LLC

BofA Securities, Inc.

Citigroup Global Markets Inc.

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

RBC Capital Markets, LLC

c/o InspereX LLC

200 South Wacker Drive

Suite 3400

Chicago, Illinois 60606

Ladies and Gentlemen:

I am issuing this letter in my capacity as Counsel for Ally Financial Inc., a Delaware corporation (the “Company”), in response to the requirements of the Selling Agent Agreement dated August 31, 2022 (the “Selling Agent Agreement”) by and among the Company and InspereX LLC, BofA Securities, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and RBC Capital Markets, LLC (the “Agents”), named in the Selling Agent Agreement. The Selling Agent Agreement relates to the offering (the “Offering”) of Ally Financial Term Notes of the Company (the “Offered Securities”). Every term which is defined or given a special meaning in the Selling Agent Agreement and which is not given a different meaning in this letter has the same meaning whenever it is used in this letter as the meaning it is given in the Selling Agent Agreement.

In connection with the preparation of this letter, I have among other things read:

(a) the Registration Statement on Form S-3 (Registration No. 333-258579) filed by the Company with the Securities and Exchange Commission (the “Commission”) for the purpose of registering the Offering under the Securities Act of 1933, as amended (the “Securities Act”), which registration statement, as amended and including the documents incorporated therein by reference (the “Incorporated Documents”) and the information deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Securities Act, as constituted at the time any part thereof became effective, is herein called the “Registration Statement”;

(b) the related prospectus of the Company dated August 31, 2022, which prospectus, including the Incorporated Documents, is herein called the [“Basic Prospectus,” and as supplemented by the applicable Pricing Supplement, in the form first used to confirm sales of the Offered Securities (or in the form first made available by the Company to the Agents to meet the requests of purchasers of the Offered Securities under Rule 173 under the Securities Act), is hereinafter referred to as the]1 “Prospectus”;

[1]	Language in brackets indicates language that may be necessary in connection with Offerings, but not for amendments, supplements or quarterly or other Exchange Act filings.

(c) the Indenture, dated as of September 24, 1996 by and between the Company and The Bank of New York Mellon (successor to JPMorgan Chase Bank, N.A.), as Trustee (the “Trustee”), the First Supplemental Indenture thereto, dated January 1, 1998, the Second Supplemental Indenture thereto, dated as of June 30, 2006, and the Third Supplemental Indenture thereto, dated as of August 24, 2012 (together, and as supplemented from time to time, the “Indenture”);

(d) the Fourth Supplemental Indenture, dated August 24, 2012, to the Indenture establishing the Series A Ally Financial Term Notes (with respect to the Series A Ally Financial Term Notes only, the term “Indenture” shall refer to the Indenture, as supplemented by the Fourth Supplemental Indenture);

(e) an executed copy of the Selling Agent Agreement;

(f) specimens of the Offered Securities;

(g) the corporate (or limited liability company, to the extent applicable) proceedings of the Company relating to the execution and delivery of the Indenture (including each supplemental indenture thereto), the Selling Agent Agreement and the Offered Securities;

(h) a copy of the Certificate of Incorporation of the Company, as amended, certified as of a recent date by the Secretary of State of Delaware;

(i) a copy of the By-Laws of the Company; [and]

(j) certain resolutions of the Board of Directors and certain written consents of the Executive Committee of the Company[.][; and]

[(k) copies of all certificates and other documents delivered today in connection with the consummation of the Offering.]

In addition, I have examined and relied on the originals or copies certified or otherwise identified to my satisfaction of all such corporate or limited liability company records of the Company and such other instruments and certificates of public officials, officers and representatives of the Company and such other persons, and I have made such investigations of law as I have deemed appropriate as a basis for the opinions expressed below. I have assumed that there has been no relevant change or development between the dates as of which the information cited in the preceding sentence was given and the date of this letter and that the information upon which I have relied is accurate and does not omit disclosures necessary to prevent such information from being misleading.

I have assumed the conformity of the documents filed with the Commission via the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”), except for required EDGAR formatting changes, to physical copies of the documents delivered to the Agents and submitted for my examination.

Subject to the assumptions, qualifications and limitations which are identified in this letter, I advise you that:

(i) the Company is validly existing as a corporation and in good standing and duly organized under the laws of the State of Delaware and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or the ownership of its property requires such qualification, except where the failure to be so qualified or be in good standing, individually or in the aggregate, would not have a material adverse effect on the Company and its subsidiaries taken as a whole;

(ii) the Indenture (including each supplemental indenture thereto) has been duly authorized, executed and delivered by the Company, is a valid and binding agreement of the Company, enforceable against the Company, and the Indenture has been duly qualified under the Trust Indenture Act;

(iii) the Offered Securities, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Agents as contemplated by the Selling Agent Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable against the Company, assuming the due authorization, execution and delivery by the Trustee of the Indenture and the due authentication and delivery of the Offered Securities by the Trustee in accordance with the Indenture;

(iv) [each of] the Selling Agent Agreement [and the Terms Agreement]2 has been duly authorized, executed and delivered by the Company, is a valid and binding agreement of the Company and enforceable against the Company in accordance with its terms;

(v) no authorization, consent or approval of, or registration or filing with, any governmental or public body or regulatory authority is required on the part of the Company for the issuance of the Offered Securities in accordance with the Indenture or the sale of the Offered Securities in accordance with the Selling Agent Agreement, other than as may be required under federal or state securities or Blue Sky laws as to which I express no opinion, qualification of the Indenture under the Trust Indenture Act, the listing of the Offered Securities and compliance with any laws of any foreign jurisdiction as to which I express no opinion;

[2]	Include language about Terms Agreement if applicable.

(vi) the issuance of the Offered Securities in accordance with the Indenture and the sale of the Offered Securities pursuant to the Selling Agent Agreement, do not and will not contravene any provision of the statutory laws of the State of New York or any federal law of the United States of America (except I express no opinion in this paragraph as to (a) compliance with any disclosure requirement or any prohibition against fraud or misrepresentation, (b) as to whether performance of any indemnification or contribution provisions would be permitted, or (c) as to federal or state securities laws) or result in any violation by the Company of any of the terms or provisions of the certificate of incorporation, bylaws or any material indenture, mortgage or other similar agreement or instrument known to me, by which the Company is bound (except that I express no opinion as to compliance with any financial or accounting test, covenant or cross-default provision or any limitation or restriction expressed as a dollar (or other currency) amount, ratio or percentage in any such agreement);

(vii) the statements in the Prospectus under “Description of Ally Financial Term Notes” and “Plan of Distribution” insofar as such statements constitute summaries of the Indenture, the Ally Financial Term Notes, the Selling Agent Agreement, in each case, as supplemented by the Officer’s Certificate or supplemental indenture, as applicable, entered into in accordance with Section 2.01 of the Indenture, or, as applicable, proceedings referred to therein, fairly present in all material respects the information therein with respect to such documents and, as applicable, proceedings;

(viii) each document filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (except financial statements contained therein, as to which I do not express any opinion) and incorporated by reference in the Prospectus complied when so filed, or at the time of any amendment, as to form in all material respects with the Exchange Act and the rules and regulations thereunder; and

(ix) the Registration Statement is effective under the Securities Act and, to the best of my knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act or proceedings therefor initiated or threatened by the Commission.

With respect to paragraph (viii) above, my opinion is based upon the participation by one or more attorneys, who are members of the Ally Financial Inc. legal staff with whom I have worked, in the preparation of the Registration Statement and the Prospectus and review and discussion of the contents thereof, and upon my general review and discussion of the information furnished therein with, and answers made by, such attorneys, certain officers of the Company and the Company’s accountants, but is without independent check or verification except as stated herein.

Except as set forth in paragraph (vii) above, I make no representation that I have independently verified the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus or that the actions taken in connection with the preparation of the Registration Statement or the Prospectus were sufficient to cause the Prospectus or Registration Statement to be accurate, complete or fair.

I have assumed for purposes of this letter the following: each document I have reviewed for purposes of this letter is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic, complete original and all signatures on each such document are genuine (except that I make no such assumption in respect to the Company’s signature to the Selling Agent Agreement); that all natural persons executing documents had and have the legal capacity to do so; that each of the Selling Agent Agreement and every other agreement I have examined for purposes of this letter constitutes a valid and binding obligation of each party to that document and that each such party has satisfied all legal requirements that are applicable to such party to the extent necessary to entitle such party to enforce such agreement (except that I make no such assumption with respect to the Company); and that you have acted in good faith and without notice of any fact which has caused you to reach any conclusion contrary to any of the conclusions provided in this letter.

In preparing this letter I have assumed and relied upon without independent verification the following: (i) information contained in certificates and articles obtained from governmental authorities; (ii) factual information represented to be true in the Selling Agent Agreement and other documents specifically identified at the beginning of this letter as having been read by me; (iii) the statements in certificates of and other factual information provided to me by the other representatives of the Company; and (iv) the statements in certificates of and other factual information I have obtained from such other sources, such as public officials, as I have deemed reasonable. I have assumed that the information upon which I have relied is accurate and does not omit disclosures necessary to prevent such information from being misleading. For purposes of numbered paragraph (i), I have relied exclusively upon a certificate or articles issued by a governmental authority in the relevant jurisdiction and such opinion is not intended to provide any conclusion or assurance beyond that conveyed by such certificate or articles. I have not undertaken any investigation or search of court records for purposes of this letter.

I confirm that I do not have knowledge that has caused me to conclude that my reliance and assumptions cited in the two immediately preceding paragraphs are unwarranted. Whenever this letter provides advice about (or based upon) my knowledge of any particular information or about any information which has or has not come to my attention such advice is based entirely on my conscious awareness at the time this letter is delivered on the date it bears.

My advice on every legal issue addressed in this letter is based exclusively on the General Corporation Law of the State of Delaware, the laws of the State of New York or the federal laws of the United States, except that I express no opinion as to any law, rule or regulation that is applicable to the Company, the Indenture, the Offered Securities and the Selling Agent Agreement or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Indenture, the Offered Securities and the Selling Agent Agreement or any of its affiliates due to the specific assets or business of such party or such affiliate. I express no opinion with respect to any state securities or “blue sky” laws or regulations, any foreign laws, statutes, governmental rules or regulations or any laws, statutes, governmental rules or regulations which in my experience are not applicable generally to general business corporations in relation to transactions of the kind covered by the Indenture, the Offered Securities and the Selling Agent Agreement. None of the opinions contained in this letter considers or covers (i) any financial statements or supporting schedules (or any notes to any such statements or schedules) or other financial or statistical information set forth or incorporated by reference in (or omitted from) the Registration Statement or the Prospectus or (ii) any rules and regulations of the Financial Industry Regulatory Authority, Inc. relating to the compensation of underwriters.

My opinion on each legal issue addressed in this letter represents my opinion as to how that issue would be resolved were it to be considered by the highest court of the jurisdiction upon whose law my opinion on that issue is based. The manner in which any particular issue would be treated in any actual court case would depend in part on facts and circumstances particular to the case, and this letter is not intended to guarantee the outcome of any legal dispute which may arise in the future.

My opinions in paragraphs (ii), (iii) and (iv) are subject to the reservations and qualifications that (A) enforcement may be limited or affected by bankruptcy, insolvency, reorganization, arrangement, moratorium, or other similar laws relating to or affecting the rights of creditors generally, and by general principles of reasonableness and equity, regardless of whether such enforceability is considered in a proceeding in equity or at law, and that rights to indemnity under the Selling Agent Agreement may be limited under applicable U.S. Federal or state law; (B) I express no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law; (C) I express no opinion as to the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated principal amount upon acceleration of the Offered Securities to the extent determined to constitute unearned interest; (D) I have assumed that each party to the Indenture, the Offered Securities and the Selling Agent Agreement has been duly incorporated and is validly existing and in good standing under the laws of the jurisdiction of its organization; and (E) I have assumed that (1) the execution, delivery and performance by each party thereto of the Indenture, the Offered Securities and the Selling Agent Agreement (a) are within its corporate powers; (b) do not contravene, or constitute a default under, the certificate of incorporation or bylaws or other constitutive documents of such party; (c) require no action by or in respect of, or filing with, any governmental body, agency or official and (d) do not contravene, or constitute a default under, any provision of applicable law or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon such party, provided that I make no such assumption to the extent that I have specifically opined as to such matters with respect to the Company.

This letter speaks as of the time of its delivery on the date it bears. I do not assume any obligation to provide you with any subsequent opinion or advice by reason of any fact about which I did not have knowledge at that time, by reason of any change subsequent to that time in any law other governmental requirement or interpretation thereof covered by any of my opinions or advice, or for any other reason.

This letter may be relied upon by the Agents only for the purpose served by the provision in the Selling Agent Agreement cited in the initial paragraph of this letter in response to which it has been delivered. Without my written consent: (i) no person other than the Agents may rely on this letter for any purpose; (ii) this letter may not be cited or quoted in any financial statement, prospectus, private placement memorandum or other similar document; (iii) this letter may not be cited or quoted in any other document or communication which might encourage reliance upon this letter by any person or for any purpose excluded by the restrictions in this paragraph; and (iv) copies of this letter may not be furnished to anyone for purposes of encouraging such reliance.

Very truly yours,

By:
Name:
Title: Counsel

Exhibit B

Form of Disclosure Letter of Company Counsel

InspereX LLC

BofA Securities, Inc.

Citigroup Global Markets Inc.

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

RBC Capital Markets, LLC

c/o InspereX LLC

200 South Wacker Drive

Suite 3400

Chicago, Illinois 60606

Dear Ladies and Gentlemen:

Ladies and Gentlemen:

I am issuing this letter in my capacity as Counsel for Ally Financial Inc., a Delaware corporation (the “Company”), in response to the requirements of the Selling Agent Agreement dated August 31, 2022 (the “Selling Agent Agreement”) by and among the Company and InspereX LLC, BofA Securities, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and RBC Capital Markets, LLC (the “Agents”), named in the Selling Agent Agreement. The Selling Agent Agreement relates to the offering (the “Offering”) of Ally Financial Term Notes of the Company (the “Offered Securities”). Every term which is defined or given a special meaning in the Selling Agent Agreement and which is not given a different meaning in this letter has the same meaning whenever it is used in this letter as the meaning it is given in the Selling Agent Agreement.

In connection with the preparation of this letter, I have among other things read:

(a) the Registration Statement on Form S-3 (Registration No. 333-258579) filed by the Company with the Securities and Exchange Commission (the “Commission”) for the purpose of registering the Offering under the Securities Act of 1933, as amended (the “Securities Act”), which registration statement, as amended and including the documents incorporated therein by reference (the “Incorporated Documents”) and the information deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Securities Act, as constituted at the time any part thereof became effective, is herein called the “Registration Statement”;

(b) the related prospectus of the Company dated August 31, 2022, which prospectus, including the Incorporated Documents, is herein called the [“Basic Prospectus,” and as supplemented by the applicable Pricing Supplement, in the form first used to confirm sales of the Offered Securities (or in the form first made available by the Company to the Agents to meet the requests of purchasers of the Offered Securities under Rule 173 under the Securities Act), is hereinafter referred to as the]3 “Prospectus”;

[3]	Language in brackets indicates language that may be necessary in connection with Offerings, but not for amendments, supplements or quarterly or other Exchange Act filings.

(c) the Indenture, dated as of September 24, 1996 by and between the Company and The Bank of New York Mellon (successor to JPMorgan Chase Bank, N.A.), as Trustee (the “Trustee”), the First Supplemental Indenture thereto, dated January 1, 1998, the Second Supplemental Indenture thereto, dated as of June 30, 2006, and the Third Supplemental Indenture thereto, dated as of August 24, 2012 (together, and as supplemented from time to time, the “Indenture”);

(d) the Fourth Supplemental Indenture, dated August 24, 2012, to the Indenture establishing the Series A Ally Financial Term Notes (with respect to the Series A Ally Financial Term Notes only, the term “Indenture” shall refer to the Indenture, as supplemented by the Fourth Supplemental Indenture);

(e) an executed copy of the Selling Agent Agreement;

(f) specimens of the Offered Securities;

(g) the corporate (or limited liability company, to the extent applicable) proceedings of the Company relating to the execution and delivery of the Indenture (including each supplemental indenture thereto), the Selling Agent Agreement and the Offered Securities;

(h) a copy of the Certificate of Incorporation of the Company, as amended, certified as of a recent date by the Secretary of State of Delaware;

(i) a copy of the By-Laws of the Company;

(j) certain resolutions of the Board of Directors and certain written consents of the Executive Committee of the Company[.][; and]

[(k) copies of all certificates and other documents delivered today in connection with the consummation of the Offering.]

I have assumed, without independent inquiry or investigation, the conformity of the documents filed with the Commission via the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”), except for required EDGAR formatting changes, to physical copies of the documents delivered to the Agents and submitted for my examination.

The primary purpose of my participation in the preparation of the Registration Statement [and][,] the Prospectus [and the Pricing Disclosure Material] was not to establish or confirm factual matters or financial, accounting or quantitative information. Furthermore, many determinations involved in the preparation of the Registration Statement [and][,] the Prospectus [and the Pricing Disclosure Material] are of a wholly or partially non-legal character or relate to legal matters outside the scope of the opinion separately delivered to you today in respect of certain matters under the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware. As a result, I am not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement [or][,] the Prospectus [or the Pricing Disclosure Material], and I have not myself checked the accuracy, completeness or fairness of, or otherwise verified, the information furnished in such documents. However, in the course of my acting as Counsel to the Company, I have participated in the preparation of the Registration Statement [and][,] the Prospectus [and the Pricing Disclosure Material]. During the course of such preparation, I or attorneys on my staff have examined various documents, including those listed at the beginning of this letter, and have participated in various conferences with your representatives and with certain officers and employees of, and independent public accountants for, the Company, and with representatives of the Agents, at which conferences the contents of the Registration Statement [and][,] the Prospectus [and the Pricing Disclosure Material] (and the documents incorporated therein by reference) were reviewed and discussed.

Based on my participation in the conferences and discussions identified above, my understanding of applicable law and the experience that I have gained in the practice thereunder, and relying as to factual matters to the extent deemed appropriate by me upon the representations and statements of officers and other representatives of the Company and others as to the existence and consequence of certain factual and other matters, and without independent check or verification, except as stated:

(i) each document filed pursuant to the Exchange Act and incorporated by reference in the Prospectus, appears on its face to be appropriately responsive in all material respects to the requirements of the Exchange Act and the applicable rules and regulations thereunder;

(ii) nothing has come to my attention that causes me to believe that, insofar as relevant to the offering of the Offered Securities, each part of the Registration Statement (including the documents incorporated by reference therein), filed with the Commission pursuant to the Securities Act relating to the Company’s Offered Securities, when such part became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading;

(iii) the Registration Statement and the Prospectus appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder; and

(iv) nothing has come to my attention that causes me to believe that, insofar as relevant to the offering of the Offered Securities, (a) any part of the Registration Statement, when such part became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (b) the Prospectus as of the date hereof contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In providing this letter to you and the other several Agents, I have not been called to pass upon, and I express no opinion or belief as to, the financial statements or financial schedules or other financial, accounting or statistical data included in the Registration Statement[, the Pricing Disclosure Material], the Prospectus or the Statement of Eligibility of the Trustee on Form T-1 and am not passing on the adequacy or accuracy of the derivation or compilation from the Company’s accounting records or other sources of the financial or statistical data included in the Registration Statement[or][,] the Prospectus [or the Pricing Disclosure Material]. It is understood, for the purpose of this letter, that any data furnished in accordance with “Guide 3. Statistical Disclosure by Bank Holding Companies” or Items 1400 to 1406 of Regulation S-K under the Securities Act is financial data. [In addition, I express no view as to the conveyance of any Pricing Disclosure Material or the information contained therein to investors.]

This letter speaks as of the time of its delivery on the date it bears. I do not assume any obligation to provide you with any subsequent opinion or advice by reason of any fact about which I did not have knowledge at that time, by reason of any change subsequent to that time in any law other governmental requirement or interpretation thereof, or for any other reason.

This letter is delivered solely to you and the other several Agents in connection with the Selling Agent Agreement. This letter may be relied upon by the Agents only for the purpose served by the provision in the Selling Agent Agreement cited in the initial paragraph of this letter in response to which it has been delivered. Without my written consent: (i) no person other than the Agents (including any person acquiring the Offered Securities from the several Agents) may rely on this letter for any purpose; (ii) this letter may not be cited or quoted in any financial statement, prospectus, private placement memorandum or other similar document; (iii) this letter may not be cited or quoted in any other document or communication which might encourage reliance upon this letter by any person or for any purpose excluded by the restrictions in this paragraph; and (iv) copies of this letter may not be furnished to any person other than the Agents.

Very truly yours,

By:
Name:
Title: Counsel

Exhibit C

Form of Opinion of Davis Polk & Wardwell LLP

InspereX LLC

BofA Securities, Inc.

Citigroup Global Markets Inc.

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

RBC Capital Markets, LLC

c/o InspereX LLC

200 South Wacker Drive

Suite 3400

Chicago, Illinois 60606

Ladies and Gentlemen:

We have acted as counsel for you, the sales agents (the “Agents”) named in the Selling Agent Agreement dated as of August 31, 2022 (the “Selling Agent Agreement”) between each of you and Ally Financial Inc., a Delaware corporation (the “Company”), under which you have severally agreed to act as agents for the Company to solicit purchasers for, or to purchase from the Company as principal, an indeterminate amount of the Company’s Ally Financial Term Notes Due from Nine Months to Thirty Years from Date of Issue (the “Notes”). The Notes are to be issued pursuant to the provisions of an indenture dated as of September 24, 1996, as amended by a First Supplemental Indenture dated as of January 1, 1998, a Second Supplemental Indenture dated as of June 30, 2006 and a Third Supplemental Indenture dated as of August 24, 2012 (together, the “Indenture”), between the Company and The Bank of New York Mellon (successor to JPMorgan Chase Bank, N.A.), as Trustee (the “Trustee”). The Notes include the Series A Ally Financial Term Notes to be issued pursuant to the Indenture, as supplemented by the Fourth Supplemental Indenture, dated as of August 24, 2012, to the Indenture, which establishes the Series A Ally Financial Term Notes (with respect to the Series A Ally Financial Term Notes only, the term “Indenture” shall refer to the Indenture, as supplemented by the Fourth Supplemental Indenture).

We have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

We have also participated in the preparation of the Company’s registration statement on Form S-3 (Registration No. 333-258579) and the post-effective amendment thereto (the “Post-Effective Amendment”) (other than the documents incorporated by reference therein (the “Incorporated Documents”)), each filed with the Securities and Exchange Commission (the “Commission”) pursuant to the provisions of the Securities Act of 1933, as amended (the “Act”), relating to the registration of the Notes to be issued from time to time by the Company and have reviewed the Incorporated Documents. The registration statement and the Post-Effective Amendment each became effective under the Act and the Indenture qualified with respect to the relevant Shelf Securities under the Trust Indenture Act of 1939, as amended, upon the filing of the registration statement with the Commission on August 6, 2021 and upon the filing of the Post-Effective Amendment with the Commission on the date of the Selling Agent Agreement pursuant to Rule 462(e) under the Act. The registration statement, as amended by the Post-Effective Amendment, at the date of the Selling Agent Agreement, including the Incorporated Documents and the information deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Act, is hereinafter referred to as the “Registration Statement,” and the related prospectus (including the Incorporated Documents) dated as of August 31, 2022 relating to the Notes is hereinafter referred to as the “Prospectus.”

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed with or submitted to the Commission through its Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system (except for required EDGAR formatting changes) conform to the versions of such documents reviewed by us prior to such formatting, (iv) all signatures on all documents that we reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate and (vii) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate.

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we are of the opinion that:

1. The Company is validly existing as a corporation in good standing under the laws of the State of Delaware.

2. The Indenture has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, provided that we express no opinion as to (x) the enforceability of any waiver of rights under any usury or stay law, (y) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above, and (z) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated principal amount upon acceleration of the Notes to the extent determined to constitute unearned interest.

3. The Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the purchasers thereof, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and will be entitled to the benefits of the Indenture pursuant to which such Notes are to be issued, provided that we express no opinion as to (x) the enforceability of any waiver of rights under any usury or stay law, (y) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above, and (z) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated principal amount upon acceleration of the Notes to the extent determined to constitute unearned interest.

4. The Selling Agent Agreement has been duly authorized, executed and delivered by the Company.

We have considered the statements included in the Prospectus under the captions “Description of Ally Financial Term Notes” and “Plan of Distribution” insofar as they summarize provisions of the Indenture, the Notes and the Selling Agent Agreement. In our opinion, such statements fairly summarize these provisions in all material respects.

Notwithstanding the foregoing, our opinions do not address any application of the Commodity Exchange Act, as amended, or the rules, regulations or interpretations of the Commodity Futures Trading Commission to the Notes, the payments of principal or interest on which, or any other payment with respect to which, will be determined by reference to one or more currency exchange rates, commodities, securities issued by the Company or by entities affiliated or unaffiliated with the Company, baskets of such securities or indices and on such other terms as may be set forth in the relevant pricing supplement specifically relating to the Notes.

In rendering the opinions in paragraphs (2) through (4) above, we have assumed that each party to the Indenture, the Selling Agent Agreement and the Notes (the “Documents”) has been duly incorporated and is validly existing and in good standing under the laws of the jurisdiction of its organization (other than as expressly covered above in respect of the Company). In addition, we have assumed that (i) the execution, delivery and performance by each party thereto of each Document to which it is a party, (a) are within its corporate powers, (b) do not contravene, or constitute a default under, the certificate of incorporation or bylaws or other constitutive documents of such party, (c) require no action by or in respect of, or filing with, any governmental body, agency or official and (d) do not contravene, or constitute a default under, any provision of applicable law or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon such party, provided that we make no such assumption to the extent that we have specifically opined as to such matters with respect to the Company, and (ii) each Document (other than the Selling Agent Agreement) is a valid, binding and enforceable agreement of each party thereto (other than as expressly covered above in respect of the Company). For the purposes of the opinion expressed in paragraph (3) above, (i) we have, with your approval, assumed that (a) the Notes will conform to the forms attached as exhibits to the Indenture or as provided for by the Indenture and will be completed in accordance with the requirements of the Indenture and the Administrative Procedures (as defined in the Selling Agent Agreement) and (b) none of the terms of the Notes not contained in the forms examined by us will violate any applicable law or be unenforceable, and (ii) we note that, as of the date of this opinion, a judgment for money in an action based on the Notes in a federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion into United States dollars will depend upon various factors, including which court renders the judgment.

We are members of the Bar of the State of New York, and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware, except that we express no opinion as to any law, rule or regulation that is applicable to the Company, the Documents or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Documents or any of its affiliates due to the specific assets or business of such party or such affiliate.

This opinion is rendered solely to you in connection with the Selling Agent Agreement. This opinion may not be relied upon by you for any other purpose or relied upon by any other person (including any person acquiring Notes from any Agent) or furnished to any other person without our prior written consent.

Very truly yours,

By:
Name:
Title:

Exhibit D

Form of Disclosure Letter of Davis Polk & Wardwell LLP

InspereX LLC

BofA Securities, Inc.

Citigroup Global Markets Inc.

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

RBC Capital Markets, LLC

c/o InspereX LLC

200 South Wacker Drive

Suite 3400

Chicago, Illinois 60606

Ladies and Gentlemen:

We have acted as counsel for you, the sales agents (the “Agents”) named in the Selling Agent Agreement dated as of August 31, 2022 (the “Selling Agent Agreement”) between each of you and Ally Financial Inc., a Delaware corporation (the “Company”), under which you have severally agreed to act as agents for the Company to solicit purchasers for, or to purchase from the Company as principal, an indeterminate amount of the Company’s Ally Financial Term Notes Due from Nine Months to Thirty Years from Date of Issue (the “Notes”). The Notes are to be issued pursuant to the provisions of an indenture dated as of September 24, 1996, as amended by a First Supplemental Indenture dated as of January 1, 1998, a Second Supplemental Indenture dated as of June 30, 2006 and a Third Supplemental Indenture dated as of August 24, 2012 (together, the “Indenture”), between the Company and The Bank of New York Mellon (successor to JPMorgan Chase Bank, N.A.), as Trustee (the “Trustee”). The Notes include the Series A Ally Financial Term Notes to be issued pursuant the Indenture, as supplemented by the Fourth Supplemental Indenture, dated as of August 24, 2012, to the Indenture, which establishes the Series A Ally Financial Term Notes (with respect to the Series A Ally Financial Term Notes only, the term “Indenture” shall refer to the Indenture, as supplemented by the Fourth Supplemental Indenture).

We have participated in the preparation of the Company’s registration statement on Form S-3 (Registration No. 333-258579) and the post-effective amendment thereto (the “Post-Effective Amendment”) (other than the documents incorporated by reference therein (the “Incorporated Documents”)), each filed with the Securities and Exchange Commission (the “Commission”) pursuant to the provisions of the Securities Act of 1933, as amended (the “Act”), relating to the registration of the Notes to be issued from time to time by the Company and have reviewed the Incorporated Documents. The registration statement, as amended by the Post-Effective Amendment, at the date of the Selling Agent Agreement, including the Incorporated Documents and the information deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Act, is hereinafter referred to as the “Registration Statement,” and the related prospectus (including the Incorporated Documents) dated as of August 31, 2022 relating to the Notes is hereinafter referred to as the “Prospectus.”

We have, without independent inquiry or investigation, assumed that all documents filed with or submitted to the Commission through its Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system (except for required EDGAR formatting changes) conform to the versions of such documents reviewed by us prior to such formatting.

The primary purpose of our professional engagement was not to establish or confirm factual matters or financial, accounting or quantitative information. Furthermore, many determinations involved in the preparation of the Registration Statement and the Prospectus are of a wholly or partially non-legal character or relate to legal matters outside the scope of our opinion separately delivered to you today in respect of certain matters under the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware. As a result, we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, and we have not ourselves checked the accuracy, completeness or fairness of, or otherwise verified, the information furnished in such documents (except to the extent expressly set forth in our opinion letter separately delivered to you today as to statements included in the Prospectus under the captions “Description of Ally Financial Term Notes” and “Plan of Distribution”). However, in the course of our acting as counsel to you in connection with the review of the Registration Statement and the Prospectus, we have generally reviewed and discussed with your representatives and with certain officers and employees of, and counsel and independent public accountants for, the Company the information furnished, whether or not subject to our check and verification. We have also reviewed and relied upon certain corporate records and documents, letters from counsel and accountants and oral and written statements of officers and other representatives of the Company and others as to the existence and consequence of certain factual and other matters.

On the basis of the information gained in the course of the performance of the services rendered above, but without independent check or verification except as stated above:

(i) the Registration Statement and the Prospectus appear on their face to be appropriately responsive in all material respects to the requirements of the Act and the applicable rules and regulations of the Commission thereunder; and

(ii) nothing has come to our attention that causes us to believe that, insofar as relevant to the offering of the Notes, (a) on the date of the Selling Agent Agreement, the Registration Statement contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (b) the Prospectus as of the date of the Selling Agent Agreement [or as of the date hereof] contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading [(except that we express no view with respect to any information concerning any offering of particular Notes to the extent such information is set forth in pricing supplements to the Prospectus)].

In providing this letter to you, we have not been called to pass upon, and we express no view regarding, the financial statements or financial schedules or other financial or accounting data included in the Registration Statement or the Prospectus, or the Statement of Eligibility of the Trustee on Form T-1. It is understood, for the purpose of this letter, that any data furnished in accordance with “Guide 3. Statistical Disclosure by Bank Holding Companies” or Items 1400 to 1406 of Regulation S-K under the Act is financial data.

This letter is delivered solely to you in connection with the Selling Agent Agreement. This letter may not be relied upon by you for any other purpose or relied upon by any other person (including any person acquiring Notes from any Agent) or furnished to any other person without our prior written consent.

Very truly yours,

By:
Name:
Title:

Exhibit E

Ally Financial Term Note

Ally Financial Inc.

Dealer Agent Program

The following Concessions are payable as a percentage of the non-discounted price to public of each Note sold through the Purchasing Agent.

Maturity	Total Fees
Less than 1.5 years	0.300%
1.5 years to less than 2 years	0.425%
2 years to less than 2.5 years	0.550%
2.5 years to less than 3.5 years	0.825%
3.5 years to less than 4.5 years	0.950%
4.5 years to less than 5.5 years	1.250%
5.5 years to less than 6.5 years	1.350%
6.5 years to less than 7.5 years	1.450%
7.5 years to less than 8.5 years	1.550%
8.5 years to less than 9.5 years	1.650%
9.5 years to less than 10.5 years	1.800%
10.5 years to less than 11.5 years	1.900%
11.5 years to less than 12.5 years	2.000%
12.5 years to less than 13.5 years	2.150%
13.5 years to less than 14.5 years	2.300%
14.5 years to less than 15.5 years	2.500%
15.5 years to less than 16.5 years	2.600%
16.5 years to less than 17.5 years	2.700%
17.5 years to less than 18.5 years	2.800%
18.5 years to less than 19.5 years	2.900%
19.5 years to less than 20.5 years	3.000%
20.5 years to less than 21.5 years	3.000%
21.5 years to less than 22.5 years	3.000%
22.5 years to less than 23.5 years	3.000%
23.5 years to less than 24.5 years	3.000%
24.5 years to less than 25.5 years	3.000%
25.5 years to less than 26.5 years	3.000%
26.5 years to less than 27.5 years	3.000%
27.5 years to less than 28.5 years	3.000%
28.5 years to less than 29.5 years	3.000%
29.5 years to more than 30 years	3.150%

E-1

Exhibit F

Ally Financial Inc.

Ally Financial Term Notes

Due from Nine Months to Thirty Years from Date of Issue

Administrative Procedures

Ally Financial Term Notes Due from Nine Months to Thirty Years from Date of Issue are offered on a continuing basis by Ally Financial Inc. The Notes will be offered by InspereX LLC (the “Purchasing Agent”), BofA Securities, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and RBC Capital Markets, LLC (collectively, the “Agents”) pursuant to a Selling Agent Agreement among the Company and the Agents dated as of the date hereof (the “Selling Agreement”) and one or more terms agreements substantially in the form attached to the Selling Agreement as Exhibit G (each a “Terms Agreement”). The Notes are being resold by the Purchasing Agent (and by any Agent that purchases them from the Purchasing Agent) to (i) customers of the Agents or (ii) selected broker-dealers (the “Selling Group”) for distribution to their customers pursuant to a Master Selected Dealer Agreement (a “Dealer Agreement”) attached hereto substantially in the representative form of Exhibit I. The Agents have agreed to use their reasonable best efforts to solicit purchases of the Notes. The Notes will be unsecured and unsubordinated debt and have been registered with the Securities and Exchange Commission (the “Commission”). The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A.) is the trustee (the “Trustee”) under an Indenture dated as of September 24, 1996, as amended and supplemented from time to time, between the Company and the Trustee (the “Indenture”) covering the Notes. Pursuant to the terms of the Indenture, The Bank of New York Mellon, also will serve as authenticating agent, issuing agent and paying agent.

Each tranche of Notes will be issued in book-entry only form (“Notes”) and represented by one or more fully registered global notes without coupons (each, a “Global Note”) held by the Trustee, as agent for The Depository Trust Corporation (“DTC”) and recorded in the book-entry system maintained by DTC. Each Global Note will have the annual interest rate (which may be fixed or floating), maturity and other terms set forth in the relevant Pricing Supplement (as defined in the Selling Agreement). Owners of beneficial interests in a Global Note will be entitled to physical delivery of Notes issued in certificated form equal in principal amount to their respective beneficial interests only upon certain limited circumstances described in the Indenture.

Administrative procedures and specific terms of the offering are explained below. Administrative responsibilities will be handled for the Company by its Treasury Department; accountable document control and record-keeping responsibilities will be performed by its Controller’s Department. The Company will advise the Agents and the Trustee in writing of those persons handling administrative responsibilities with whom the Agents and the Trustee are to communicate regarding offers to purchase Notes and the details of their delivery.

Notes will be issued in accordance with the administrative procedures set forth herein. To the extent the procedures set forth below conflict with or omit certain of the provisions of the Notes, the Indenture, the Selling Agent Agreements or the Prospectus and the applicable Pricing Supplement (together, the “Prospectus”), the relevant provisions of the Notes, the Indenture, the Selling Agent Agreements and the Prospectus shall control. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Selling Agent Agreement, the Prospectus in the form most recently filed with the Commission pursuant to Rule 424 of the Securities Act, or in the Indenture.

Administrative Procedures for Notes

In connection with the qualification of Notes for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its obligations under a Letter of Representations from the Company and the Trustee to DTC, dated August 24, 2012, and a Medium-Term Note Certificate Agreement between the Trustee and DTC (the “Certificate Agreement”) dated March 10, 1989, and its obligations as a participant in DTC, including DTC’s Same-Day Funds Settlement System (“SDFS”). The procedures set forth below may be modified in compliance with DTC’s then-applicable procedures and upon agreement by the Company, the Trustee and the Purchasing Agent. Notes for which interest is calculated on the basis of a fixed interest rate, which may be zero during all or any part of the term in the case of certain Notes issued at a price representing a substantial discount from the principal amount payable at Maturity, are referred to herein as “Fixed Rate Notes.” Notes for which interest is calculated on the basis of a floating interest rate are referred to herein as “Floating Rate Notes.”

Maturities:	Each Note will mature on a date (the “Maturity Date”) not less than nine months after the date of delivery by the Company of such Note. Notes will mature on any date selected by the initial purchaser and agreed to by the Company. “Maturity” when used with respect to any Note, means the date on which the outstanding principal amount of such Note becomes due and payable in full in accordance with its terms, whether at its Maturity Date or by declaration of acceleration, call for redemption, notice for repayment (including exercise of a Survivor’s Option) or otherwise.

Issuance:	All Fixed Rate Notes having the same terms (collectively the “Fixed Rate Terms”) will be represented initially by a single Global Note in fully registered form without coupons.

All Floating Rate Notes which have the same terms (collectively, the “Floating Rate Terms”) will be represented initially by a single Global Note in fully registered form without coupons.

All Discount Notes which have the same terms (collectively, the “Discount Terms”) will be represented initially by a single Global Note in fully registered form without coupons.

Each Global Note will be dated and issued as of the date of its authentication by the Trustee. Each Global Note will bear an Issue Date, which will be (i) with respect to an original Global Note (or any portion thereof), its original issuance date (which will be the Settlement Date for the Notes represented by such Global Note) and (ii) with respect to any Global Note (or portion thereof) issued subsequently upon exchange of a Global Note or in lieu of a destroyed, lost or stolen Global Note, the most recent Interest Payment Date to which interest, if any, has been paid or duly provided for on the predecessor Global Note or Notes (or if no such payment or provision has been made, the original issuance date of the predecessor Global Note or Notes), regardless of the date of authentication of such subsequently issued Global Note.

Identification Numbers:	The Purchasing Agent, on behalf of the Company, has received from CUSIP Global Services (“CUSIP Global Services”), which is managed on behalf of the American Bankers Association by S&P Global Market Intelligence, a division of S&P Global Inc. (“Standard & Poor’s”), a series of CUSIP numbers consisting of approximately 900 CUSIP numbers for future assignment to Global Notes. The Company will provide DTC and the Trustee with a list of such CUSIP numbers. On behalf of the Company, the Purchasing Agent will assign CUSIP numbers as described below under Settlement Procedure “B.” DTC will notify CUSIP Global Services periodically of the CUSIP numbers that the Company has assigned to Global Notes. The Company will reserve additional CUSIP numbers when necessary for assignment to Global Notes and will provide the Trustee and DTC with the list of additional CUSIP numbers so obtained.

Registration:	Unless otherwise specified by DTC, Global Notes will be issued only in fully registered form without coupons. Each Global Note will be registered in the name of Cede & Co., as nominee for DTC, on the Note Register maintained under the Indenture by the Trustee. The beneficial owner of a Note (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Note, the “Participants”) to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such beneficial owner of such Note in the account of such Participants. The ownership interest of such beneficial owner in such Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers:	Transfers of interests in a Global Note will be accomplished by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such interests.

Exchanges:	The Trustee, at the Company’s request, may deliver to DTC and CUSIP Global Services at any time a written notice of consolidation specifying (a) the CUSIP numbers of two or more Global Notes outstanding on such date that represent Notes having the same Fixed Rate Terms, Floating Rate Terms or Discount Terms, as the case may be, (except that Issue Dates need not be the same) and for which interest, if any, has been paid to the same date and which otherwise constitute Notes of the same series and tenor under the Indenture, (b) a date, occurring at least 30 days after such written notice is delivered and at least 30 days before the next Interest Payment Date, if any, for the related Notes, on which such Global Notes shall be exchanged for a single replacement Global Note; and (c) a new CUSIP number, obtained from the Company, to be assigned to such replacement Global Note. Upon receipt of such a notice, DTC will send to its participants (including the Issuing Agent) and the Trustee a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, the Trustee will deliver to CUSIP Global Services written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global Notes to be exchanged will no longer be valid. On the specified exchange date, the Trustee will exchange such Global Notes for a single Global Note bearing the new CUSIP number and the CUSIP numbers of the exchanged Global Notes will, in accordance with CUSIP Global Services procedures, be cancelled and not immediately reassigned. Notwithstanding the foregoing, if the Global Notes to be exchanged exceed $500,000,000 in aggregate principal or face amount, one replacement Global Note will be authenticated and issued to represent each $500,000,000 of principal or face amount of the exchanged Global Notes and an additional Global Note will be authenticated and issued to represent any remaining principal amount of such Global Notes (See “Denominations” below).

Denominations:	Unless otherwise agreed by the Company, Notes will be issued in denominations of $1,000 or more (in integral multiples of $1,000). Global Notes will be denominated in principal or face amounts not in excess of $500,000,000. If one or more Notes having an aggregate principal or face amount in excess of $500,000,000 would, but for the preceding sentence, be represented by a single Global Note, then one Global Note will be issued to represent each $500,000,000 principal or face amount of such Note or Notes and an additional Global Note will be issued to represent any remaining principal amount of such Note or Notes. In such case, each of the Global Notes representing such Note or Notes shall be assigned the same CUSIP number.

Issue Price:	Unless otherwise specified in an applicable Pricing Supplement, each Note will be issued at the percentage of principal amount specified in the Prospectus relating to such Note.

Interest:	General. Each Note will bear interest at either a fixed or floating rate, as specified in the applicable Pricing Supplement. Interest on each Note will accrue from and including the Issue Date of such Note for the first interest period and from and including the most recent Interest Payment Date to which interest has been paid for all subsequent interest periods. Except as set forth hereafter, each payment of interest on a Note will include interest accrued to, but excluding, as the case may be, the applicable Interest Payment Date or the date of Maturity. Any payment of principal, premium or interest required to be made on a day that is not a Business Day (as defined below) may be made on the next succeeding Business Day and no interest shall accrue as a result of any such delayed payment.

Each pending deposit message described under Settlement Procedure “C” below will be routed to Standard & Poor’s Financial Services, LLC, a division of The McGraw Hill Companies (“S&P Financial Services”), which will use the message to include certain information regarding the related Notes in the appropriate daily bond report published by S&P Financial Services.

The interest rates the Company will agree to pay on newly-issued Notes are subject to change without notice by the Company from time to time, but no such change will affect any Notes already issued or as to which an offer to purchase has been accepted by the Company.

Fixed Rate Notes. Each Fixed Rate Note will bear interest from and including its Issue Date at the rate per annum set forth thereon and in the applicable Pricing Supplement until the principal amount thereof is paid, or made available for payment, in full. Unless otherwise specified in the applicable Pricing Supplement, interest on each Fixed Rate Note (other than a Zero-Coupon Note) will be payable either monthly, quarterly, semi-annually or annually on each Interest Payment Date and at Maturity (or on the date of redemption or repayment if a Note is repurchased by the Company prior to maturity pursuant to mandatory or optional redemption provisions or the Survivor’s Option). Interest will be payable to the person in whose name a Note is registered at the close of business on the Regular Record Date next preceding each Interest Payment Date; provided, however, interest payable at Maturity, on a date of redemption or in connection with the exercise of the Survivor’s Option will be payable to the person to whom principal shall be payable.

Any payment of principal, and premium, if any, or interest required to be made on a Fixed Rate Note on a day which is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such day, and no additional interest shall accrue as a result of such delayed payment.

The Interest Payment Dates for a Note that provides for monthly interest payments shall be the fifteenth day of each calendar month (or the next Business Day), commencing in the calendar month that next succeeds the month in which the Note is issued. In the case of a Note that provides for quarterly interest payments, the Interest Payment Dates shall be the fifteenth day of each third month (or the next Business Day), commencing in the third succeeding calendar month following the month in which the Note is issued. In the case of a Note that provides for semi-annual interest payments, the Interest Payment dates shall be the fifteenth day of each sixth month (or the next Business Day), commencing in the sixth succeeding calendar month following the month in which the Note is issued. In the case of a Note that provides for annual interest payments, the Interest Payment Date shall be the fifteenth day of every twelfth month (or the next Business Day), commencing in the twelfth succeeding calendar month following the month in which the Note is issued. The Regular Record Date with respect to any Interest Payment Date shall be the first day of the calendar month in which such Interest Payment Date occurred, except that the Regular Record Date with respect to the final Interest Payment Date shall be the final Interest Payment Date.

Floating Rate Notes. Interest on Floating Rate Notes will be payable monthly, quarterly, semiannually or annually (each an “Interest Payment Date”). Unless otherwise specified in the applicable Pricing Supplement, the Regular Record Date with respect to any Interest Payment Date shall be 15 calendar days prior to such Interest Payment Date. Unless otherwise specified in the applicable Pricing Supplement, interest will be payable, in the case of Floating Rate Notes with a monthly Interest Payment Period, on the third Wednesday of each month; with a quarterly Interest Payment Period, on the third Wednesday of January, April, July and October of each year; with a semi-annual Interest Payment Period, on the third Wednesday of the two months of each year specified in the applicable Pricing Supplement; and with an annual Interest Payment Period, on the third Wednesday of the month specified in the applicable Pricing Supplement; provided that if an Interest Payment Date for Floating Rate Notes would otherwise be a day that is not a Business Day, such Interest Payment Date will be the next succeeding Business Day with respect to such Floating Rate Notes. In the case of a Global Note issued between a Regular Record Date and the Interest Payment Date relating to such Regular Record Date, interest for the period beginning on the Issue Date and ending on such Interest Payment Date shall be paid on the Interest Payment Date following the next succeeding Regular Record Date to the registered Holder on such next succeeding Regular Record Date.

Calculation of Interest:	Interest on Fixed Rate Notes (including interest for partial periods) will be calculated on the basis of a 360-day year of twelve 30-day months. (Examples of interest calculations are as follows: October 1, 2021 to April 1, 2022 equals 6 months and 0 days, or 180 days; the interest paid equals 180/360 times the annual rate of interest times the principal amount of the Note. The period from December 3, 2021 to April 1, 2022 equals 3 months and 28 days, or 118 days; the interest payable equals 118/360 times the annual rate of interest times the principal amount of the Note).

Interest rates on Floating Rate Notes will be determined as set forth in the form of Notes (substantially as described in the Prospectus and the applicable Pricing Supplement). Interest on Floating Rate Notes will be calculated as specified in the applicable pricing supplement.

Business Day:	“Business Day” means, unless otherwise specified in the applicable Pricing Supplement, any day, other than a Saturday or Sunday, that meets the following applicable requirement: such day is not a day on which banking institutions are authorized or required by law, regulation or executive order to be closed in the City of New York.

Payments of Principal and Interest:	Payments of Principal and Interest. Promptly after each Regular Record Date, the Trustee will deliver to the Company and DTC a written notice specifying by CUSIP number, the amount of interest, if any, to be paid on each Global Note on the following Interest Payment Date (other than an Interest Payment Date coinciding with a Maturity Date) and the total of such amounts. DTC will confirm the amount payable on each Global Note on such Interest Payment Date by reference to the daily bond reports published by the S&P Financial Services. On such Interest Payment Date, the Company will pay to the Trustee, and the Trustee in turn will pay to DTC, such total amount of interest due (other than on the Maturity Date), at the times and in the manner set forth below under “Manner of Payment.” Any payment of principal, premium or interest required to be made on a day that is not a Business Day may be made on the next succeeding Business Day and no interest shall accrue as a result of any such delayed payment.

Payments on the Maturity Date. On or about the first Business Day of each month, the Trustee will deliver to the Company and DTC a written list of principal, premium, if any, and interest to be paid on each Global Note representing Notes maturing or subject to redemption (pursuant to a sinking fund or otherwise) or repayment (“Maturity”) in the following month. The Trustee, the Company and DTC will confirm the amounts of such principal, premium, if any, and interest payments with respect to each Global Note on or about the fifth Business Day preceding the Maturity Date of such Global Note. On the Maturity Date, the Company will pay to the Trustee, and the Trustee in turn will pay to DTC, the principal amount of such Global Note, together with interest and premium, if any, due on such Maturity Date, at the times and in the manner set forth below under “Manner of Payment.” If the Maturity Date of any Global Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Maturity Date. Promptly after payment to DTC of the principal and interest due on the Maturity Date of such Global Note and all other Notes represented by such Global Note, the Trustee will cancel and destroy such Global Note in accordance with the Indenture and so advise the Company.

Manner of Payment. The total amount of any principal, premium, if any, and interest due on Global Notes on any Interest Payment Date or the Maturity Date shall be paid by the Company to the Trustee in immediately available funds on such date. The Company will make such payment on such Global Notes by wire transfer to The Bank of New York Mellon or as otherwise agreed with the Trustee. The Company will confirm such instructions in writing to the Trustee. Prior to 10:00 a.m., New York City time, on the Maturity Date or as soon as possible thereafter, the Trustee will make payment to DTC in accordance with existing arrangements between DTC and the Trustee, in funds available for immediate use by DTC, of each payment of interest, principal and premium, if any, due on a Global Note on such Maturity Date. On each Interest Payment Date (other than on the Maturity Date) the Trustee will pay DTC such interest payments in same-day funds in accordance with existing arrangements between the Trustee and DTC. Thereafter, on each such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants with payments in amounts proportionate to their respective holdings in principal amount of beneficial interest in such Global Note as are recorded in the book-entry system maintained by DTC. Neither the Company nor the Trustee shall have any direct responsibility or liability for the payment by DTC of the principal of, or premium, if any, or interest on, the Notes to such Participants.

Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment on a Note will be determined and withheld by the Participant, indirect participant in DTC or other person in the chain of payment that is responsible for withholding such tax under applicable law.

Procedure for Rate Setting and Posting:	The Company and the Purchasing Agent will discuss, from time to time, the aggregate principal amounts of, the maturities, the redemption and repayment provisions, the Issue Price and the interest rates (or interest rate formulas and spreads, if applicable) to be borne by Notes that may be sold as a result of the solicitation of orders by the Agents. If the Company decides to set interest rates (or interest rate formulas and spreads, if applicable) borne by any Notes in respect of which the Agents are to solicit orders (the setting of such interest terms to be referred to herein as “Posting”) or if the Company decides to change interest rates (or interest rate formulas and spreads, if applicable) previously posted by it, it will promptly advise the Purchasing Agent of the prices and interest terms to be posted. The Purchasing Agent in turn will advise the Agents and Selling Group members. For the avoidance of doubt, the Company will, in its sole discretion, determine whether a Posting will be made and which terms will be included in such Posting.

The Purchasing Agent will assign a separate CUSIP number for each tranche of Notes to be posted, and will so advise and notify the Company and the Trustee of said assignment by telephone and/or by telecopier or other form of electronic transmission. The Purchasing Agent will include the assigned CUSIP number on all Posting notices communicated to the Agents and Selling Group members.

Offering of Notes:	In the event that there is a Posting, the Purchasing Agent will communicate to each of the Agents and Selling Group members the aggregate principal amount, maturities of, and redemption and repayment provisions, along with the interest terms to be borne by, each tranche of Notes that is the subject of the Posting. Thereafter, the Purchasing Agent, along with the other Agents and the Selling Group members, will solicit offers to purchase the Notes accordingly.

Purchase of Notes by the Purchasing Agent:	Unless otherwise agreed by the Company and the Purchasing Agent, the Purchasing Agent will, no later than 4:00 p.m. (New York City time) on the sixth day subsequent to the day on which such Posting occurs, or if such sixth day is not a Business Day, on the preceding Business Day, or on such other Business Day and time as shall be mutually agreed upon by the Company and the Purchasing Agent (any such day, a “Trade Day”), (i) complete, execute and deliver to the Company a Terms Agreement that sets forth, among other things, the principal amount of each tranche of Notes that the Purchasing Agent is offering to purchase or (ii) inform the Company that none of the Notes of a particular tranche will be purchased by the Purchasing Agent.

Acceptance and Rejection of Orders:	Unless otherwise agreed by the Company and the Purchasing Agent, the Company has the sole right to accept orders to purchase Notes and may reject any such order in whole or in part. Unless otherwise instructed by the Company, the Purchasing Agent will promptly advise the Company by telephone of all offers to purchase Notes received by it, other than those rejected by it in whole or in part in the reasonable exercise of its discretion. No order for less than $1,000 principal amount of Notes will be accepted.

Upon receipt of a completed and executed Terms Agreement from the Purchasing Agent, the Company will (i) promptly execute and return such Terms Agreement to the Purchasing Agent or (ii) inform the Purchasing Agent that its offer to purchase the Notes of a particular tranche has been rejected, in whole or in part. The Purchasing Agent will thereafter promptly inform the other Agents and participating Selling Group members of the action taken by the Company.

Preparation of Pricing Supplement:	If any offer to purchase a Note is accepted by or on behalf of the Company, the Company will provide a Pricing Supplement (substantially in the form attached to the Selling Agent Agreement as Exhibit H) reflecting the terms of such Note and will file such Pricing Supplement with the Commission in accordance with the applicable paragraph of Rule 424(b) under the Securities Act and will supply one copy thereof (or additional copies if requested) to the Purchasing Agent and one copy to the Trustee. The parties acknowledge that pricing and price-dependent information may, of necessity, appear only in the final Pricing Supplement and not in any preliminary pricing supplement.

The Company shall use its reasonable best efforts to send such Pricing Supplement by email or telecopy to the Purchasing Agent and the Trustee on the applicable Trade Day. The Purchasing Agent shall send such Pricing Supplement and the Prospectus, by email, telecopy or overnight express delivery (for delivery no later than 11:00 a.m., New York City time, on the Business Day following the applicable Trade Day), or shall give notification that such documents have been filed with the Commission to each Agent and Selling Group member that made or presented the offer to purchase the applicable Notes.

In turn, each such Agent and Selling Group member will, pursuant to the terms of the Selling Agent Agreement and the Master Selected Dealer Agreement will deliver to the purchaser a notice of availability (pursuant to Rule 172 of the Securities Act) or cause to be delivered a copy of the Prospectus and the applicable Pricing Supplement to each purchaser of Notes from such Agent or Selling Group member.

In each instance that a Pricing Supplement is prepared, the Agents will affix the Pricing Supplement to the Prospectus prior to their use.

Outdated Pricing Supplements and the Prospectuses to which they are attached (other than those retained for files) will be destroyed.

Delivery of Confirmation and Prospectus to Purchaser by Presenting Agent:	Subject to “Suspension of Solicitation; Amendment or Supplement” below, the Agents will deliver or otherwise make available the Prospectus (including the applicable Pricing Supplement) as herein described with respect to each Note sold by it, as required by applicable law.

For each offer to purchase a Note solicited by an Agent or Selling Group member and accepted by or on behalf of the Company, the Purchasing Agent will issue a confirmation to the purchaser, with notification to the Company, setting forth the terms of such Note and other applicable details described above and delivery and payment instructions. In addition, the Purchasing Agent will, together with such confirmation, deliver to such purchaser a notice of availability (pursuant to Rule 172 of the Securities Act) or deliver to the purchaser the Prospectus (including the Pricing Supplement) in relation to such Note. Each Agent or Selling Group member, as the case may be, will deliver to investors purchasing the Notes the Prospectus (including the applicable Pricing Supplement) in relation to such Notes to any purchaser of the Notes who so requests.

Settlement:	The receipt of immediately available funds by the Company in payment for Notes and the authentication and issuance of the Global Note representing such Notes shall constitute “Settlement” with respect to such Notes. All orders accepted by the Company will be settled within one to three Business Days pursuant to the timetable for Settlement set forth below, unless the Company and the purchaser agree to Settlement on a later date, and shall be specified upon acceptance of such offer; provided, however, in all cases the Company will notify the Trustee on the date issuance instructions are given.

Settlement Procedures:	In the event of a purchase of Notes by any Agent, as principal, appropriate Settlement details (including the Settlement Procedures timetable), if different from those set forth below, will be set forth in the applicable Terms Agreement to be entered into between such Agent and the Company pursuant to the Selling Agent Agreement. Settlement Procedures with regard to each Note sold by an Agent, as agent for the Company, shall be as follows (Settlement Procedures “A” through “M”):

A.  After the acceptance of an offer by the Company with respect to a Note, the Purchasing Agent will prepare and deliver to the Company the Terms Agreement containing the following details of the terms of such offer (the “Note Sale Information”) to the Company by facsimile transmission or other acceptable written means:

1. Principal amount of the purchase;

2. If a Fixed Rate Note:

(i) the Interest Rate;

(ii) the Interest Payment Dates, if other than as specified in the Prospectus;

(iii) the regular record date, if other than as specified in the Prospectus;

3. If a Floating Rate Note, such of the following as are applicable:

(i) Base Interest Rate,

(ii) Index Maturity,

(iii) Spread and/or Spread Multiplier,

(iv) Maximum Interest Rate,

(v) Minimum Interest Rate,

(vi) Initial Interest Rate,

(vii) Interest Rate Reset Period,

(viii) Interest Rate Reset Dates,

(ix) Calculation Dates,

(x) Interest Calculation Dates,

(xi) Interest Payment Dates,

(xii) Regular Record Dates, and

(xiii) Calculation Agent;

4. Settlement Date;

5. Interest Payment Frequency;

6. Maturity Date;

7. Price to Public;

7. Purchasing Agent’s commission determined pursuant to Section IV(a) of the Selling Agent Agreement;

8. Net proceeds to the Company;

9. Trade Date;

10. If a Note is redeemable by the Company or repayable by the Notes holder, such of the following as are applicable:

(i) The date on and after which such Note may be redeemed / repaid (the “Redemption / Repayment Commencement Date”),

(ii) Initial redemption / repayment price (% of par), and

(iii) Amount (% of par) that the initial redemption / repayment price shall decline (but not below par) on each anniversary of the Redemption / Repayment Commencement Date;

11. Whether the Note has the Survivor’s Option;

12. Whether the Note is issued with original issue discount and, if so, the total amount of original issue discount, the yield to maturity and the initial accrual period of original issue discount;

13. The CUSIP number;

14.  DTC Participant Number of the institution through which the customer will hold the beneficial interest in the Global Note; and

15.  Such other terms as are necessary to complete the applicable form of Note.

B.  The Company will confirm acceptance of the terms of the offer to purchase Notes and then advise the Trustee and the Purchasing Agent by telephone (confirmed in writing at any time on the same date) or by telecopier or other form of electronic transmission of the information received in accordance with Settlement Procedure “A” above. Each such communication by the Company will be deemed to constitute a representation and warranty by the Company to the Trustee and the Agents that (i) such Note is then, and at the time of issuance and sale thereof will be, duly authorized for issuance and sale by the Company; (ii) such Note, and the Global Note representing such Note, will conform with the terms of the Indenture; and (iii) upon authentication and delivery of the Global Note representing such Note, the aggregate principal amount of all Notes issued under the Indenture will not exceed the aggregate principal amount of Notes authorized for issuance at such time by the Company.

C. The Trustee will communicate to DTC and the Purchasing Agent through DTC’s Participant Terminal System, a pending deposit message specifying the following Settlement information:

1    The information received in accordance with Settlement Procedure “A.”

2.   The numbers of the participant accounts maintained by DTC on behalf of the Trustee and the Purchasing Agent.

3.   Identification as a Fixed Rate Note or a Floating Rate Note.

4    The initial Interest Payment Date for such Note, number of days by which such date succeeds the related DTC record date (which term means the Regular Record Date) and in the case of Floating Rate Notes which reset daily or weekly, the date five calendar days preceding such Initial Interest Payment Date, and if then calculated, the amount of interest payable on such Initial Interest Payment Date (which amount shall have been confirmed by the Trustee).

4.   The CUSIP number of the Global Note representing such Notes.

5.   The frequency of interest payments.

6.   Whether such Global Note represents any other Notes issued or to be issued (to the extent then known).

D. DTC will credit such Note to the participant account of the Trustee maintained by DTC.

E. The Company will complete and deliver a Global Note representing such Note in a form established in the Fourth Supplemental Indenture dated August 24, 2012 to the Trustee.

F. The Trustee will authenticate the Global Note representing such Note and maintain possession of such Global Note.

G.  The Trustee will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC to (i) debit such Note to the Trustee’s participant account and credit such Note to the participant account of the Agent maintained by DTC and (ii) debit the settlement account of the Agent and credit the settlement account of the Trustee maintained by DTC, in an amount equal to the price of such Note less the Purchasing Agent’s commission. The entry of such a deliver order shall be deemed to constitute a representation and warranty by the Trustee to DTC that (a) the Global Note representing such Note has been issued and authenticated and (b) the Trustee is holding such Global Note pursuant to the Certificate Agreement.

H.  The Purchasing Agent will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC to (i) debit such Note to the Purchasing Agent’s participant account and credit such Note to the participant accounts of the Participants to whom such Note is to be credited maintained by DTC and (ii) debit the settlement accounts of such Participants and credit the settlement account of the Purchasing Agent maintained by DTC, in an amount equal to the price of the Note so credited to their accounts.

I.    Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures “G” and “H” will be settled in accordance with SDFS operating procedures in effect on the Settlement Date.

J.    The Trustee will credit or wire to an account of the Company specified from time to time by the Company funds available for immediate use in an amount equal to the amount credited to the Trustee’s DTC participant account in accordance with Settlement Procedure “G.”

K. [Reserved].

L.   The Purchasing Agent will confirm the purchase of each Note to the purchaser thereof either by transmitting to the Participant to whose account such Note has been credited a confirmation order through DTC’s Participant Terminal System or by mailing a written confirmation to such purchaser. In all cases the Prospectus as most recently amended or supplemented must accompany or precede such confirmation.

M.   The Trustee will send to the Company a statement setting forth the principal amount of Notes outstanding as of that date under the Indenture and setting forth the CUSIP number(s) assigned to, and a brief description of, any orders which the Company has advised the Trustee but which have not yet been settled.

Settlement Procedures Timetable:	Settlement Procedures “A” through “M” shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

Settlement Procedure	Time
A	4:00 p.m. on the Trade Day.
B	5:00 p.m. on the Trade Day.
C	2:00 p.m. on the Business Day immediately preceding the Settlement Date.
D	10:00 a.m. on the Settlement Date.
E	12:00 p.m. on the Settlement Date.
F	12:30 a.m. on the Settlement Date.
G-H	2:00 p.m. on the Settlement Date.
I	4:45 p.m. on the Settlement Date.
J-L	5:00 p.m. on the Settlement Date.

M Weekly or at the request of the Company.

NOTE: The Prospectus as most recently amended or supplemented, or, in lieu thereof, a notice to the effect that the sale was made pursuant to a registration statement or in a transaction in which a Prospectus would have been required to have been delivered in the absence of Rule 172 under the Securities Act, must accompany or precede any written confirmation given to the customer (Settlement Procedure “L”). Settlement Procedure “I” is subject to extension in accordance with any extension Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Settlement Date.

If Settlement of a Note is rescheduled or cancelled, the Trustee will deliver to DTC, through DTC’s Participant Terminal System, a cancellation message to such effect by no later than 2:00 p.m., New York City time, on the Business Day immediately preceding the scheduled Settlement Date.

Failure to Settle:	If the Trustee fails to enter an SDFS deliver order with respect to a Note pursuant to Settlement Procedure “G,” the Trustee may deliver to DTC, through DTC’s Participant Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Note to the participant account of the Trustee maintained at DTC. DTC will process the withdrawal message, provided that such participant account contains Notes having the same Fixed Rate Terms, Floating Rate Terms or Discount Terms, as the case may be, having a principal amount that is at least equal to the principal amount of such Note to be debited. If withdrawal messages are processed with respect to all the Notes issued or to be issued represented by a Global Note, the Trustee will cancel such Global Note in accordance with the Indenture, make appropriate entries in its records and so advise the Company. The CUSIP number assigned to such Global Note shall, in accordance with CUSIP Global Services’ procedures, be cancelled and not immediately reassigned. If withdrawal messages are processed with respect to one or more, but not all, of the Notes represented by a Global Note, the Trustee will exchange such Global Note for two Global Notes, one of which shall represent the Notes for which withdrawal messages have been processed and shall be cancelled immediately after issuance, and the other of which shall represent the remaining Notes previously represented by the surrendered Global Note and shall bear the CUSIP number of the surrendered Global Note. If the purchase price for any Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the related Agent may enter SDFS deliver orders through DTC’s participant Terminal System reversing the orders entered pursuant to Settlement Procedures “G” and “H,” respectively. Thereafter, the Trustee will deliver the withdrawal message and take the related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than default by any Agent in the performance of its obligations hereunder or under the Selling Agent Agreement, the Company will reimburse (without duplication) the Agent on an equitable basis for its loss of the use of funds during the period when they were credited to the account of the Company.

Notwithstanding the foregoing, upon any failure to settle with respect to a Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, of Notes that were to have been represented by a Global Note, the Trustee will provide, in accordance with Settlement Procedures “D” and “E,” for the authentication and issuance of a Global Note representing the other Notes to have been represented by such Global Note and will make appropriate entries in its records.

Procedure for Rate Changes:	Each time a decision has been reached to change rates, the Company will promptly advise the Purchasing Agent, who will forthwith advise the Agents and Selling Group members, of the new rates and suspend solicitation of purchases of Notes at the prior rates. The Purchasing Agent may telephone the Company with recommendations as to the changed interest rates.

Suspension of Solicitation; Amendment or Supplement:	Subject to the Company’s representations, warranties and covenants contained in the Selling Agent Agreement, the Company may instruct the Agents to suspend at any time for any period of time or permanently, the solicitation of orders to purchase Notes. Upon receipt of such instructions (which may be given orally), each Agent will forthwith suspend solicitation until such time as the Company has advised it that solicitation of purchases may be resumed.

In the event that at the time the Company suspends solicitation of purchases there shall be any orders outstanding for settlement, the Company will promptly advise the Agents and the Trustee whether such orders may be settled and whether copies of the Prospectus as in effect at the time of the suspension may be delivered in connection with the settlement of such orders. The Company will have the sole responsibility for such decision and for any arrangements which may be made in the event that the Company determines that such orders may not be settled or that copies of such Prospectus may not be so delivered.

If the Company decides to amend or supplement the Registration Statement or the Prospectus, it will promptly advise the Agents and furnish the Agents and the Trustee with the proposed amendment or supplement and with such certificates, opinions and disclosure letters as are required, all to the extent required by and in accordance with the terms of the Selling Agent Agreement. Subject to the provisions of the Selling Agent Agreement, the Company may file with the Commission any supplement to the Prospectus relating to the Notes. The Company will provide the Agents and the Trustee with copies of any such supplement, and confirm to the Agents that such supplement has been filed with the Commission.

Trustee Not to Risk Funds:	Nothing herein shall be deemed to require the Trustee to risk or expend its own funds in connection with any payment to the Company, or the Agents or the purchasers, it being understood by all parties that payments made by the Trustee to any of the Company or the Agents shall be made only to the extent that funds are provided to the Trustee for such purpose.

Advertising Costs:	The Company shall have the sole right to approve the form and substance of any advertising any Agent may initiate in connection with such Agent’s solicitation of offers to purchase the Notes. The expense of such advertising will be solely the responsibility of such Agent, as applicable, unless otherwise agreed to by the Company.

Notices:	All notices or other communications hereunder to the Company shall be in writing, and sent via email or facsimile (and, if requested by the Company with a follow-up letter sent via overnight mail) to the persons at the address set forth below, or at such other address as may be designated in writing hereafter in the same manner by such persons:

Ally Financial Inc. 500 Woodward Ave., Floor 10 Detroit, Michigan 48226 Attention: Jeffrey A. Belisle Telephone: 313-656-6132 Facsimile: 313-656-6124 E-mail: jeffrey.belisle@ally.com

Exhibit G

Ally Financial Inc.

Ally Financial Term Notes

Terms Agreement

, 2022

Ally Financial Inc.

Ally Detroit Center

MC: 482-B12-C24

Detroit, Michigan 48226

Attention: U.S. Borrowings

The undersigned agrees to purchase [as Principal] [as Agent] the following aggregate principal amount of Notes:

$

The terms of such Notes shall be as follows:

Trade Date:

Settlement Date, Time, Place:

Issue Date:

CUSIP Number:

DTC Participant Number of the Institution through which the customer will hold the beneficial interest in the Global Note:

Maturity Date:

Price to Public:

Original Issue Discount, Yield to Maturity and Initial Accrual Period, if any:

Net Proceeds to Company:

Agent’s Concession:     %

Settlement Date, Time

and Place:

If Fixed Rate Note:

Interest Rate:     %

Maturity Date:

Interest Payment Dates:

Regular Record Date:

If Floating Rate Note:

Base Interest Rate:     %

Index Maturity:

Spread and/or Spread Multiplier:     %

Maximum Interest Rate:     %

Minimum Interest Rate:     %

Initial Interest Rate:     %

Interest Rate Reset Period:

G-1

Interest Rate Reset Dates:

Interest Calculation Dates:

Interest Payment Dates:

Regular Record Dates:

Calculation Agent:

Interest Payment Frequency:

Stock Exchange Listing:

Survivor’s Option:

Optional Redemption / Repayment provisions, if any:

Initial Redemption Date:

Redemption Price: Initially     % of Principal Amount and declining by     % of the Principal Amount on each anniversary of the Initial Redemption Date until the Redemption Price is 100% of the Principal Amount.

Defeasance provisions, if any:

[Any other terms and conditions agreed

to by such Agent and the Company]

INSPEREX LLC

By:
Name:
Title:

ACCEPTED: Ally Financial Inc.

By:
Name:
Title:

G-2

Exhibit H

Form of Pricing Supplement

Ally Financial Term Notes

Pricing Supplement No.	Trade Date:

(To Prospectus dated The date of this Pricing Supplement is (date)	Issue Date:

	Per Ally Financial Term Note	Total
Price to public
Agents’ discounts and concessions
Proceeds, before expenses, to Ally

CUSIP or Common Code	Stated Interest Rate or Description of Floating Rate	Maturity	Price to Public (1)	Selling Concession	Payment Frequency	Survivor’s Option (Yes/No)	Subject to Redemption Date and Terms of Redemption

(1)	Actual price to public may be less, and will be determined by prevailing market prices at the time of purchase as set forth in the confirmation statement.

[For Zero Coupon Notes] [The yield to maturity for this Zero Coupon Notes is dependent on the purchase price as determined by prevailing market prices at the time of purchase. See confirmation statement for exact price and yield figures.]

[For Original Issue Discount Notes] [This Note is issued with original issue discount and is subject to the tax provisions governing such debt instruments. See the prospectus for detailed discussion of such provisions.]

Except for Notes sold to level-fee accounts, Notes offered to the public will be offered at the public offering price set forth in this Pricing Supplement. Selected dealers purchasing Notes on an agency basis for non-level fee client accounts shall purchase Notes at the public offering price. Notes purchased by the selected dealers for their own account may be purchased at the public offering price less the applicable concession. Notes purchased by the selected dealers on behalf of level-fee accounts may be sold to such accounts at the applicable concession to the public offering price, in which case, such selected dealers will not retain any portion of the sales price as compensation.

H-1

Exhibit I

Representative Form of Master Selected Dealer Agreement

[Name of Broker-Dealer]

[Broker-Dealer’s Address]

Dear Selected Dealer:

In connection with public offerings of securities after the date hereof for which we are acting as lead agent, as lead or co-manager of an underwriting syndicate or in connection with unregistered (pursuant to Rule 144A or otherwise exempt) offerings of securities for which we are acting as lead agent or lead or co-manager or otherwise involved in the distribution of securities by means of an offering of securities for sale to selected dealers, you may be offered the right as a selected dealer to purchase as principal a portion of such securities.

This will confirm our mutual agreement as to the general terms and conditions applicable to your participation in any such selected dealer group organized by us as follows.

1. Applicability of this Agreement. The terms and conditions of this letter agreement (this “Agreement”) shall be applicable to any offering of securities (“Securities”), whether a public offering effected pursuant to a registration statement filed under the Securities Act of 1933, as amended (the “Securities Act”), or an offering exempt from registration thereunder (other than an offering of Securities effected wholly outside the United States of America), in respect of which InspereX LLC (“InspereX”), clearing through RBC Dain Correspondent Services (the “Account”) (acting for its own Account or for the account of any underwriting or agent or similar group or syndicate), is responsible for managing or otherwise implementing the sale (whether by acting as lead agent or manager or by facilitating the re-offer of Securities or otherwise) of the Securities to selected dealers (“Selected Dealers”) and has expressly informed you that these terms and conditions shall be applicable. Any such offering of Securities to you as a Selected Dealer is hereinafter called an “Offering.” In the case of any Offering where we are acting for the account of any underwriting or agent or similar group or syndicate (whether purchasing as principal for resale or soliciting as agent purchases of Securities directly from the issuer) (“Underwriters”), the terms and conditions of this Agreement shall be for the benefit of, and binding upon, such Underwriters, including, in the case of any Offering where we are acting with others as representatives of Underwriters, such other representatives. The use of the defined term Underwriter herein shall be understood to include acting as agent.

2. Conditions of Offering; Acceptance and Purchases. Any Offering: (i) will be subject to delivery of the Securities and their acceptance by us and any other Underwriters; (ii) may be subject to the approval of all legal matters by counsel and the satisfaction of other closing conditions, and (iii) may be made on the basis of reservation of Securities or an allotment against subscription. We will advise you by electronic mail, facsimile or other form of Written Communication (as defined below) of the particular

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method and supplementary terms and conditions (including, without limitation, the information as to prices and offering date referred to in Section 3(c) hereof) of any Offering in which you are invited to participate. “Written Communication” may include, in the case of any Offering described in Section 3(a) hereof, Additional Information (as defined below) and, in the case of any Offering described in Section or 3(b) hereof, an offering circular). You agree that if we make electronic delivery of a prospectus or an offering circular or any supplement thereto, we have satisfied our obligation, if any, pursuant to Section 3 hereof to deliver to you a prospectus or an offering circular or any supplement thereto. To the extent such supplementary terms and conditions are inconsistent with any provision herein, such terms and conditions shall supersede any such provision. Unless otherwise indicated in any such Written Communication, acceptances and other communications by you with respect to an Offering should be sent to InspereX LLC, 200 South Wacker Drive, Suite 3400, Chicago, Illinois 60606 (Email: info@insperex.com). We reserve the right to reject any acceptance in whole or in part. Unless notified otherwise by us, Securities purchased by you shall be paid for on such date as we shall determine, on one day’s prior notice to you, by electronic transfer in an amount equal to the Public Offering Price (as hereinafter defined) or, if we shall so advise you, at such Public Offering Price less the Concession (as hereinafter defined), payable in federal funds to the order of RBC Dain Correspondent Services clearing for the account of InspereX LLC, against delivery of the Securities. If Securities are purchased and paid for at such Public Offering Price, such Concession will be paid after the termination of the provisions of Section 3(c) hereof with respect to such Securities. Notwithstanding the foregoing, unless notified otherwise by us, payment for and delivery of Securities purchased by you shall be made through the facilities of The Depository Trust Company, if you are a member, unless you have otherwise notified us prior to the date specified in a Written Communication to you from us or, if you are not a member, settlement may be made through a correspondent who is a member pursuant to instructions which you will send to us prior to such specified date.

3. Offering Materials and Arrangements.

(a) Registered Offerings. In the case of any Offering of Securities that are registered under the Securities Act (“Registered Offering”), the following terms shall have the following meanings. The term “Preliminary Prospectus” means any preliminary prospectus relating to the Offering or any preliminary prospectus supplement together with a prospectus relating to the Offering. The term “Prospectus” means the prospectus, together with the final prospectus supplement, if any, relating to the Offering filed or to be filed under Rule 424 of the Securities Act. The term “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act and the term “Permitted Free Writing Prospectus” means (i) a free writing prospectus authorized for use by us and the issuer in connection with the Offering of the Securities that has been or will be filed with the Commission (as defined) in accordance with Rule 433(d) of the Securities Act or (ii) a free writing prospectus containing solely a description of terms of the Securities that (a) does not reflect the final terms, (b) is exempt from the filing requirement pursuant to Rule 433(d)(5)(i) and (c) is furnished to you for use by InspereX LLC. “Additional Information” means the Preliminary Prospectus together with each Permitted Free Writing Prospectus, if any, delivered to you relating to the Offering of Securities. In connection with any Registered Offering, we will provide to you electronically copies of the Additional Information and of the Prospectus (other than, in each case, information incorporated by reference therein) for the purposes contemplated by the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the applicable rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder and will make available to you such number of copies of the Prospectus as you may reasonably request as soon as practicable after sufficient copies are made available to us by the issuer of the Securities.

You agree that you will not use, authorize use of, refer to, or participate in the planning for use of any written communication (as such term is defined in Rule 405 under the Securities Act) concerning the Offering, any issuer of the Securities (including, without limitation, any free writing prospectus and any information furnished by us and any issuer of Securities but not incorporated by reference into the Preliminary Prospectus or Prospectus), other than (a) any Preliminary Prospectus or Prospectus or (b) any Permitted Free Writing Prospectus.

You represent and warrant that you are familiar with the rules relating to the distribution of a Preliminary Prospectus and agree that you will comply therewith. You represent and warrant that you are familiar with Rule 173 under the Securities Act relating to electronic delivery. You agree to make a record of your distribution of each Preliminary Prospectus and, when furnished with copies of any revised Preliminary Prospectus, you will, upon our request, promptly forward copies thereof to each person to whom you have theretofore distributed a Preliminary Prospectus.

You agree that in purchasing Securities in a Registered Offering you will rely upon no statement whatsoever, written or oral, other than the statements in the Preliminary Prospectus or final Prospectus delivered to you by us. You will not be authorized by the issuer or other seller of Securities offered pursuant to a prospectus or by any Underwriter to give any information or to make any representation not contained in the prospectus in connection with the sale of such Securities. You agree that you have not relied, and will not rely, upon advice from us regarding the suitability of any Securities as an investment for you or your clients. You acknowledge and agree that it is your sole responsibility to ensure that, prior to any distribution, the Securities are suitable for your clients, it is lawful for your clients to purchase the Securities and the clients are capable of evaluating and have evaluated the risks and merits of an investment in the Securities. You agree not to market the Securities in any manner which is inconsistent with or not on the basis of the materials furnished to you for use in the distribution and you agree not to use marketing materials other than those that have been approved for use.

(b) Offerings Pursuant to Offering Circular. In the case of any Offering of Securities other than a Registered Offering, which is made pursuant to an offering circular or other disclosure document comparable to a prospectus in a Registered Offering, we will provide to you electronically copies of each preliminary offering circular, if any, any offering circular supplement and of the final offering circular relating thereto and will make available to you such number of copies of the final offering circular as you may reasonably request as soon as practicable after sufficient copies are made available to us by the issuer of the Securities. You agree that you will comply with the applicable Federal and state laws, and the applicable rules and regulations of any regulatory body promulgated thereunder, governing the use and distribution of offering materials by brokers or dealers.

You agree that in purchasing Securities pursuant to an offering circular you will rely upon no statements whatsoever, written or oral, other than the statements in the preliminary or final offering circular delivered to you by us. You will not be authorized by the issuer or other seller of Securities offered pursuant to an offering circular or by any Underwriter to give any information or to make any representation not contained in the offering circular in connection with the sale of such Securities. You agree that you have not relied, and will not rely, upon advice from us regarding the suitability of any Securities as an investment for you or your clients. You acknowledge and agree that it is your sole responsibility to ensure that, prior to any distribution, the Securities are suitable for your clients, it is lawful for your clients to purchase the Securities and such clients are capable of evaluating and have evaluated the risks and merits of an investment in the Securities. You agree not to market the Securities in any manner which is inconsistent with or not on the basis of the materials furnished to you for use in the distribution and you agree not to use marketing materials other than those that have been approved for use.

(c) Offer and Sale to the Public. With respect to any Offering of Securities, we will inform you by a Written Communication of the public offering price, the selling concession, the reallowance (if any) to dealers and the time when you may commence selling Securities to the public. After such public offering has commenced, we may change the public offering price, the selling concession and the reallowance to dealers. The offering price, selling concession and reallowance (if any) to dealers at any time in effect with respect to an Offering are hereinafter referred to, respectively, as the “Public Offering Price,” the “Concession” and the “Reallowance.” With respect to each Offering of Securities, until the provisions of this Section 3(c) shall be terminated pursuant to Section 5 hereof, you agree to offer Securities to the public at no more than the Public Offering Price. If so notified by us, you may sell Securities to the public at a lesser negotiated price than the Public Offering Price, but in an amount not to exceed the “Concession.” If a Reallowance is in effect, a reallowance from the Public Offering Price not in excess of such Reallowance may be allowed as consideration for services rendered in distribution to dealers who are actually engaged in the investment banking or securities business, who are either (i) members in good standing of the Financial Industry Regulatory Authority, Inc. (“FINRA”) who agree to abide by the applicable rules of FINRA (and its predecessor, the National Association of Securities Dealers, Inc. (“NASD”), as applicable) (see Section 4(a) below) or (ii) foreign banks, dealers or institutions not eligible for membership in FINRA who represent to you that they will promptly reoffer such Securities at the Public Offering Price and will abide by the conditions with respect to foreign banks, dealers and institutions set forth in Section 4(a) hereof.

(d) Over-allotment; Stabilization; Unsold Allotments. We may, with respect to any Offering, be authorized to over-allot in arranging sales to Selected Dealers, to purchase and sell Securities for long or short account and to stabilize or maintain the market price of the Securities. You agree that, upon our request at any time and from time to time prior to the termination of the provisions of Section 3(c) hereof with respect to any Offering, you will report to us the amount of Securities purchased by you pursuant to such Offering which then remain unsold by you and will, upon our request at any such time, sell to us for our account or the account of one or more Underwriters such amount of such unsold Securities as we may designate at the Public Offering Price less an amount to be determined by us not in excess of the Concession. If, prior to the later of (i) the termination of the provisions of Section 3(c) hereof with respect to any Offering or (ii) the covering by us of any short position created by us in connection with such Offering for our account or the account of one or more Underwriters, we purchase or contract to purchase for our account or the account of one or more Underwriters in the open market or otherwise any Securities purchased by you under this Agreement as part of such Offering, you agree to pay us on demand an amount equal to the Concession with respect to such Securities (unless you shall have purchased such Securities pursuant to Section 2 hereof at the Public Offering Price in which case we shall not be obligated to pay such Concession to you pursuant to Section 2 plus transfer taxes and broker’s commissions or dealer’s mark-up, if any, paid in connection with such purchase or contract to purchase.

4. Representations, Warranties and Agreements.

(a) FINRA. You represent and warrant that you are actually engaged in the investment banking or securities business. In addition, you further represent and warrant that you are either (i) a member in good standing of FINRA, (ii) a foreign bank, dealer or institution not eligible for membership in FINRA which agrees to make no sales within the United States, its territories or its possessions or to persons who are citizens thereof or residents therein, and in making other sales to comply with FINRA’s interpretation with respect to free riding and withholding, or (iii), solely in connection with an Exempted or Municipal Securities Offering (as defined by FINRA rules), a bank, as defined in Section 3(a)(6) of the Exchange Act, that does not otherwise fall within provision (i) or (ii) of this sentence (a “Bank”). You agree to notify us immediately if any of the following happens: you cease to be authorized or licensed by any authority in any relevant jurisdiction to offer Securities; you change your legal status (for example, from a corporation to a partnership or limited liability company); or you become aware that you may be in violation of any regulations applicable to the distribution of the Securities. You further represent, by your participation in an Offering, that you have provided to us all documents and other information required to be filed with respect to you, any related person or any person associated with you or any such related person pursuant to the supplementary requirements of FINRA’s interpretation with respect to review of corporate financing as such requirements relate to such Offering.

You agree that, in connection with any purchase or sale of the Securities wherein a Concession, discount or other allowance is received or granted, (1) you will comply with the provisions of FINRA Rule 5141, subject to the provisions of FINRA Rule 5130, and (2) if you are a non-FINRA member broker or dealer in a foreign country, you will also comply (a), as though you were a FINRA member, with the provisions of FINRA Rule 5141, subject to the provisions of FINRA Rule 5130, and (b) with NASD Rule 2420 (and any successor FINRA Rule) as that section applies to a non-FINRA member broker or dealer in a foreign country.

You further agree that, in connection with any purchase of securities from us that is not otherwise covered by the terms of this Agreement (whether we are acting as manager, as a member of an underwriting syndicate or a selling group or otherwise), if a selling Concession, discount or other allowance is granted to you, clauses (1) and (2) of the preceding paragraph will be applicable.

You further represent and warrant to us at all times that you have obtained all required licenses and authorizations to legally carry out the activities contemplated by this Agreement in each jurisdiction where you are carrying out such activities.

(b) Relationship Among Underwriters and Selected Dealers. We may buy Securities from or sell Securities to any Underwriter or Selected Dealer and, without consent, the Underwriters (if any) and the Selected Dealers may purchase Securities from and sell Securities to each other at the Public Offering Price less all or any part of the Concession. Unless otherwise specified in a separate agreement between you and us, this agreement does not authorize you to act as agent for: (i) us; (ii) any Underwriter; (iii) the issuer; or (iv) other seller of any Securities in offering Securities to the public or otherwise. Neither we nor any Underwriter shall be under any obligation to you except for obligations assumed hereby or in any Written Communication from us in connection with any Offering. Nothing contained herein or in any Written Communication from us shall constitute the Selected Dealers an association or partners with us or any Underwriter or with one another. If the Selected Dealers, among themselves or with the Underwriters, should be deemed to constitute a partnership for Federal income tax purposes, then you elect to be excluded from the application of Subchapter K, Chapter 1, Subtitle A of the Internal Revenue Code of 1986 and agree not to take any position inconsistent with that election. You authorize us, in our discretion, to execute and file on your behalf such evidence of that election as may be required by the Internal Revenue Service. In connection with any Offering, you shall be liable for your proportionate amount of any tax, claim, demand or liability that may be asserted against you alone or against one or more Selected Dealers participating in such Offering, or against us or the Underwriters, based upon the claim that the Selected Dealers, or any of them, constitute an association, an unincorporated business or other entity, including, in each case, your proportionate amount of any expense incurred in defending against any such tax, claim, demand or liability.

(c) Role of InspereX; Legal Responsibility. InspereX is acting as representative of each of the Underwriters in all matters connected with the Offering of the Securities and with the Underwriters’ purchases (or solicitation for purchase) of the Securities. The rights and liabilities of each Underwriter of Securities and each Selected Dealer shall be several and not joint. InspereX, as such, shall have full authority to take such action as it deems advisable in all matters pertaining to the Offering of the Securities or arising under this Agreement. InspereX will have no liability to any Selected Dealer for any act or omission except for obligations expressly assumed by it hereunder, and no obligations on the part of InspereX will be implied hereby or inferred herefrom.

(d) Blue Sky Laws. Upon application to us, we shall inform you as to any advice we have received from counsel concerning the jurisdictions in which Securities have been qualified for sale or are exempt under the securities or blue sky laws of such jurisdictions, but we do not assume any obligation or responsibility as to your right to sell Securities in any such jurisdiction. You agree to: (a) only engage in a distribution in accordance with the terms of any restrictions in the final Prospectus or offering circular, as applicable; (b) not conduct any distribution which would constitute, in any jurisdiction, a public offer as defined by the law of the relevant jurisdiction, unless you have requested of us and we have confirmed to you that the Securities are approved for public offer in such jurisdiction; and (c) observe the dates of any subscription period.

(e) U. S. Patriot Act/Office of Foreign Asset Control (“OFAC”). You represent and warrant, on behalf of yourself and any subsidiary, affiliate, or agent to be used by you in the context of this Agreement, that you and they comply and will comply with all applicable rules and regulations of the Office of Foreign Assets Control of the U.S. Department of the Treasury and all applicable requirements of the U.S. Bank Secrecy Act and the USA PATRIOT Act and the rules and regulations promulgated thereunder. You agree to only market, offer or sell Securities in jurisdictions agreed by us and excluding those jurisdictions on the country sanctions programs of the OFAC.

(f) Cease and Desist Proceedings. You represent and warrant that you are not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the Offering.

(g) Compliance with Law. You agree that in selling Securities pursuant to any Offering (which agreement shall also be for the benefit of the Issuer or other seller of such Securities) you will comply with all applicable laws, rules and regulations, including the applicable provisions of the Securities Act and the Exchange Act, the applicable rules and regulations of the Commission thereunder, the applicable rules and regulations of any securities exchange having jurisdiction over the Offering and the applicable rules and regulations of any regulatory organization having jurisdiction over your activities. You represent and warrant, on behalf of yourself and any subsidiary, affiliate, or agent to be used by you in the context of this Agreement, that you and they have not relied upon advice from us, any Issuer of the Securities, the Underwriters or other sellers of the Securities or any of our or their respective affiliates regarding the suitability of the Securities for any investor.

(h) Electronic Media. You agree that you are familiar with the Commission’s guidance on the use of electronic media to deliver documents under the federal securities laws and all guidance published by FINRA or its predecessor concerning delivery of documents by broker-dealers through electronic media. You agree that you with comply therewith in connection with a Registered Offering.

(i) Structured Products. You agree that you are familiar with NASD Notice to Members 05-59 concerning the obligations of member firms when selling structured products and, to the extent that it is applicable to you, you agree to comply with the requirements therein.

(j) New Products. You agree to comply with NASD Notice to Members 05-26 recommending best practices for reviewing new products.

5. Indemnification. You hereby agree to indemnify and hold us harmless and to indemnify and hold harmless the Issuers, any Underwriter and any of our affiliates from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any action or claim) caused by your failure or the failure of any other subsidiary, affiliate or agent of yours or the failure of any Selling Agent of yours to offer or sell the Securities in compliance with any applicable law or regulation, to comply with the provisions hereof including, but not limited to, any actual or alleged breach or violation of any representations and warranties contained herein or to obtain any consent, approval or permission required in connection with the distribution of the Securities.

6. Termination, Supplements and Amendments. This Agreement shall continue in full force and effect until terminated by a written instrument executed by each of the parties hereto. This Agreement may be supplemented or amended by us by written notice thereof to you, and any such supplement or amendment to this Agreement shall be effective with respect to any Offering to which this Agreement applies after the date of such supplement or amendment. Each reference to “this Agreement” herein shall, as appropriate, be to this Agreement as so amended and supplemented. The terms and conditions set forth in Section 3(c) hereof with regard to any Offering will terminate at the close of business on the 30th day after the commencement of the public offering of the Securities to which such Offering relates, but in our discretion may be extended by us for a further period not exceeding 30 days and in our discretion, whether or not extended, may be terminated at any earlier time.

7. Recognition of the U.S. Special Resolution Regimes. Notwithstanding anything to the contrary in this Agreement:

(a) In the event that any party that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such party of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any party that is a Covered Entity or a BHC Act Affiliate of such party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States..

For purposes of this Section 7: “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

8. Successors and Assigns. This Agreement shall be binding on, and inure to the benefit of, the parties hereto and other persons specified in Section 1 hereof, and the respective successors and assigns of each of them.

9. Governing Law. This Agreement and the terms and conditions set forth herein with respect to any Offering together with such supplementary terms and conditions with respect to such Offering as may be contained in any Written Communication from us to you in connection therewith shall be governed by, and construed in accordance with, the laws of the State of Illinois.

10. Headings and References. The headings, titles and subtitles herein are inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.

11. Supersedes Prior Agreement. This Agreement, as amended and supplemented from time to time, supersedes and replaces in its entirety any other selected dealers agreement and any other agreement between us governing similar transactions in which you are acting as a selected dealer, for all Offerings conducted from and after the date hereof.

Please confirm by signing and returning to us the enclosed copy of this Agreement that your subscription to, or your acceptance of any reservation of, any Securities pursuant to an Offering shall constitute (i) acceptance of and agreement to the terms and conditions of this Agreement (as supplemented and amended pursuant to Section 6 hereof) together with and subject to any supplementary terms and conditions contained in any Written Communication from us in connection with such Offering, all of which shall constitute a binding agreement between you and us, individually or as representative of any Underwriters, (ii) confirmation that your representations and warranties set forth in Section 4 hereof are true and correct at that time, (iii) confirmation that your agreements set forth in Sections 2 and 3 hereof have been and will be, as applicable, fully performed by you to the extent and at the times required thereby and (iv) in the case of any Offering described in Section 3(a) and 3(b) hereof, acknowledgment that you have requested and received from us sufficient copies of the final prospectus or offering circular, as the case may be, with respect to such Offering in order to comply with your undertakings in Section 3(a) or 3(b) hereof.

Very truly yours, INSPEREX LLC

By:
Name:
Title:

CONFIRMED: (NAME OF BROKER-DEALER)

By:
Name:
Title:

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